                                                                    EXHIBIT 10.5
--------------------------------------------------------------------------------
                                                           [OFFICE - CALIFORNIA]

                                 LEASE AGREEMENT

                                     BETWEEN

                           W9/PHC II SAN JOSE, L.L.C.,
                      A DELAWARE LIMITED LIABILITY COMPANY

                                  AS LANDLORD,

                                       AND

                            CALLIDUS SOFTWARE, INC.,
                             A DELAWARE CORPORATION

                                    AS TENANT

                                     DATED:
                                 AUGUST 28, 2003

                            160 W. SANTA CLARA STREET
                           SAN JOSE, CALIFORNIA 95113

--------------------------------------------------------------------------------

                             BASIC LEASE INFORMATION

Lease Date:                   August 28, 2003

Landlord:                     W9/PHC II SAN JOSE, L.L.C., a Delaware limited
                              liability company

Tenant:                       CALLIDUS SOFTWARE, INC., a Delaware corporation

Premises:                     (i) Suite 800, which contains 15,751 rentable
                              square feet, (ii) Suite 1300, which contains 7,066 rentable square feet, (iii) Suite 1350, which contains 7,015 rentable square feet, (iv) Suite
                              1500, which contains 14,314 rentable square feet, and (v) the server room on the 14th floor (the
                              "SERVER ROOM"), which contains 390 rentable square feet, for a total of 44,536 rentable square feet, collectively referred to herein as the "Premises," in the office building whose street address is 160
                              West Santa Clara Street, San Jose, California
                              95113 (the "BUILDING"). The Premises are outlined on the plan attached to the Lease as Exhibit A.
                              The land on which the Building is located (the
                              "LAND") is described on Exhibit B. The term
                              "PROJECT" shall collectively refer to the Building, the Land and the driveways, parking facilities, and similar improvements and easements associated with the foregoing or the operation thereof.

Term: 84 months, commencing on the Commencement Date and ending at 5:00 p.m. local time on the last day of the 84th full calendar month following the Commencement Date, subject to adjustment and earlier termination as provided in the Lease.

Option to Renew:              Two options for 36 months each

Commencement                  Date: For Suites 800, 1500 and the Server Room:
                              This Lease shall commence with respect to Suite
                              800, 1500 and the Server Room on the date on which this Lease is fully executed by Landlord and Tenant.

                              For Suite 1300: This Lease shall commence with respect to Suite 1300 on the earliest of (a) the date on which Tenant occupies any portion of Suite 1300 and begins conducting its regular business therein, (b) the date on which the Suite 1300 Work (as defined in Exhibit D hereto) in Suite 1300 is Substantially Completed (as defined in Exhibit D hereto), or (c) the date on which such Suite 1300 Work would have been Substantially Completed but for the occurrence of any Tenant Delay Days (as defined in Exhibit D hereto) with respect to Suite 1300 (the "SUITE 1300 CD").

                              For Suite 1350: This Lease shall commence with respect to Suite 1350 on the earliest of (a) the date on which Tenant occupies any portion of Suite 1350 and begins conducting its regular business therein, (b) the date on which the Suite 1350 Work (as defined in Exhibit D hereto) in Suite 1350 is Substantially Completed, or (c) the date on which such Suite 1350 Work would have been Substantially Completed but for the occurrence of any Tenant Delay Days with respect to Suite 1350 (the "SUITE 1350 CD").

Basic Rent:                   Basic Rent shall be the following amounts for the
                              following
                              periods of time:

                              Suite Number           Lease Month       Monthly Basic Rent

                              800, 500, Server Room  1-42              $77,660.25
                                                      43-84            $86,796.75
                              1350                   Suite 1350 CD-42  $17,888.25
                                                      43-84            $19,992.75
                              1300                   Suite 1300 CD-42  $18,018.30
                                                      43-84            $20,138.10
                              Temporary Space        1-Suite 1300 CD   $21,858.60

                              Summary of Monthly Basic Rent for Premises and Temporary Space:

                              Lease Month                   Monthly Basic Rent

                              1 - Suite 1350 CD             $99,518.85
                              Suite 1350 CD-Suite 1300 CD   $117,407.10
                              Suite 1300 CD-42              $113,566.80
                              43-84                         $126,927.60

                              As used herein, the term "LEASE MONTH" shall mean each calendar month during the Term (and if the Commencement Date does not occur on the first day of a calendar month, the period from the Commencement Date to the first day of the next calendar month shall be included in the first Lease Month for purposes of determining the duration of the Term and the prorated amount of the monthly Basic Rent rate applicable for such partial month).

                              All Lease Months referenced in this Lease shall be measured from the Commencement Date for Suites 800, 1500 and the Server Room.

Supplemental Rent:            Supplemental Rent shall be the following amounts
                              for the following periods of time:

                              Suite Number            Lease Month       Monthly Supplemental
                                                                                Rent

                              800, 1500, Server Room  1-84              $2,131.85
                              1350                    Suite 1350 CD-84  $491.05
                              1300                    Suite 1300 CD-84  $494.62
                              Temporary Space         1-Suite 1300 CD   $600.04

                              Summary of Monthly Supplement Rent for Premises and Temporary Space:

                              Lease Month                   Monthly Supplemental Rent

                              1-Suite 1350 CD               $2,731.89
                              Suite 1350 CD-Suite 1300 CD   $3,222,94
                              Suite 1300 CD-84              $3,117.52

Security Deposit:             None; Landlord and Tenant acknowledge and agree
                              that Landlord currently holds a cash Security
                              Deposit on behalf of Tenant in the amount of $50,558.14. Landlord shall apply all of such Security Deposit toward Monthly Basic Rent payable by Tenant for the first Lease Month of the Term.

Letter of Credit:             See Section 28.

Rent: Basic Rent, Supplemental Rent, Tenant's Proportionate Share of Taxes, Tenant's share of Additional Rent, and all other sums that Tenant may owe to Landlord or otherwise be required to pay under the Lease.

Permitted Use:                General office use and other legally permitted
                              uses.

Tenant's Proportionate
Share:

                              Suite Number                  Proportionate Share

                              800, 1500, Server Room        14.38%
                              1350                          3.31%
                              1300                          3.34%
                              Temporary Space               4.05%

                              Summary of Tenant's Proportionate Share:

                              Lease Months                  Proportionate Share

                              1-Suite 1350 CD               18.43%
                              Suite 1350 CD-Suite 1300 CD   21.74%
                              Suite 1300 CD-84              21.03%

                              Tenant's Proportionate Share is the percentage obtained by dividing (a) the number of rentable square feet in the relevant portion of the Premises as stated above by (b) the 211,757 rentable square feet in the Building. Landlord and Tenant stipulate that the number of rentable square feet in the Premises and in the Building set forth above is conclusive and shall be binding upon them.

Expense Stop:                 Operating Costs for the calendar year 2004
                              (grossed up as provided in Section 4(b)(5) of the Lease).

Base Tax Year:                The calendar year 2004.

Initial Liability
Insurance Amount:             $3,000,000.

Maximum Construction
Allowance:                    N/A; See Exhibit D.

Guarantor:                    None

Temporary Space:              Upon the full execution by Landlord and Tenant of
                              this Lease, and up to and until the Suite 1300 CD, Tenant shall occupy Suite 1400, containing 8,572 rentable square feet (the
                              "TEMPORARY SPACE") in the Building. The Temporary
                              Space is outlined on the plan attached to this Lease as Exhibit G. Tenant shall pay to Landlord,
                              Basic Rent for the Temporary Space in the amount of $21,858.60 per month, and Supplemental Rent for the Temporary Space in the amount of $600.04 per month, without offset or deduction on the first day of each month. Basic Rent and Supplemental
                              Rent due for any partial month for the Temporary
                              Space shall be prorated as provided in Section
                              4(a) of this Lease. Tenant shall vacate and surrender the Temporary Space by 5:00 p.m. on the Suite 1300 CD in the condition required by this Lease. Except as otherwise set forth in this Section, occupancy of the Temporary Space by Tenant shall be subject to all of the provisions of this Lease.

Termination of
Previous Leases:              Upon the Commencement Date of this Lease, (i) that
                              certain Lease Agreement dated April 21, 2000, by and between Landlord's predecessor in interest and Tenant, as amended by that certain First Amendment to Lease dated June 7, 2001, and (ii) that certain
                              Office Building Lease dated February 1998, by and between Landlord's predecessor in interest and Tenant's predecessor in interest, as amended by
                              (a) that certain First Amendment to Lease dated
                              September 23, 1998, (b) that certain Second
                              Amendment to Lease dated November 9, 1998, (c) that certain Third Amendment to Lease dated
                              January 11, 1999, (d) that certain Fourth
                              Amendment to Lease dated April 5, 1999, (e) that certain Fifth Amendment to Lease dated April 26,
                              1999, and (f) that certain Sixth Amendment to Lease dated September 10, 1999 (collectively, the
                              "PREVIOUS LEASES"), shall terminate and be of no further force and effect, except for (i) issues of Tenant's defaults or unpaid rent and other monetary obligations due Landlord, (ii) those matters related to Tenant's reconciliation and audit rights and corresponding reimbursements for payments made by Tenant under the Previous Leases, and (iii) provisions of the Previous Leases that are specifically said to survive the expiration or earlier termination of said lease.


Tenant's Address:     For all Notices:                         With a copy to:
                      ---------------                          --------------
                      Callidus Software, Inc.                  Hopkins & Carley, APC
                      160 W. Santa Clara Street, Suite 1500    P.O. Box 1469
                      San Jose, California 95113               San Jose, California 95109
                      Attention: Brian S. Cabrera              Attention: Real Estate Department
                      Telephone: (408) 808-6470                Telephone: (408) 286-9800
                      Telecopy: (408) 271-2663                 Telecopy: (408) 998-4790

Landlord's Address:   For all Notices:                         With a copy to:
                      ---------------                          --------------
                      W9/PHC II San Jose, L.L.C.               W9/PHC II San Jose, L.L.C.
                      c/o CB Richard Ellis                     c/o Archon Group, L.P.
                      160 W Santa Clara Street,                Two California Plaza
                      Suite 550                                350 S. Grand Avenue, Suite 4600
                      San Jose, Califonria 95113               Los Angeles, California 90071
                      Attention: Property Manager              Attention: Nancy M. Haag
                      Telephone: (408) 293-2400                Telephone: (213) 633-5800
                      Telecopy: (408) 971-9880                 Telecopy: (213) 633-5870

                      For Rent Payments:
                      -----------------
                      W9/PHC II San Jose, L.L.C.
                      160 W. Santa Clara Street
                      File 57026
                      Los Angeles, California 90074-7026




                            [SIGNATURE PAGE FOLLOWS]

The foregoing Basic Lease Information is incorporated into and made a part of the Lease identified above. If any conflict exists between any Basic Lease Information and the Lease, then the Lease shall control.

LANDLORD:                               W9/PHC II SAN JOSE, L.L.C.,
                                            a Delaware limited liability company

                                        By:
                                           -------------------------------------
                                           Name:    Nancy M. Haag
                                           Title:   Assistant Vice President


TENANT:                                 CALLIDUS SOFTWARE, INC.,
                                            a Delaware corporation

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        Tax I.D. No.:
                                                     ---------------------------

*NOTE:

IF TENANT IS A CORPORATION INCORPORATED IN A STATE OTHER THAN CALIFORNIA, then Tenant shall deliver to Landlord a certified copy of a corporate resolution in a form reasonably acceptable to Landlord authorizing the signatory(ies) to execute this Lease.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
1.   Definitions and Basic Provisions....................................     1
2.   Lease Grant.........................................................     1
3.   Tender of Possession................................................     1
     (a) Suites 800, 1500 and the Server Room............................     1
     (b) Suite 1350......................................................     1
     (c) Suite 1300......................................................     2
     (d) Confirmation of Commencement Date...............................     2
4.   Rent................................................................     2
     (a) Payment.........................................................     2
     (b) Operating Costs; Taxes..........................................     2
     (c) Tenant's Inspection Right.......................................     5
5.   Delinquent Payment; Handling Charges................................     6
6.   INTENTIONALLY DELETED...............................................     6
7.   Landlord's Obligations..............................................     6
     (a) Services........................................................     6
     (b) Excess Utility Use..............................................     7
     (c) Restoration of Services; Abatement..............................     7
8.   Improvements; Alterations; Repairs; Maintenance.....................     8
     (a) Improvements; Alterations.......................................     8
     (b) Repairs; Maintenance............................................     9
     (c) Performance of Work.............................................     9
     (d) Mechanic's Liens................................................     9
9.   Use ................................................................    10
10.  Assignment and Subletting...........................................    10
     (a) Transfers ......................................................    10
     (b) Consent Standards...............................................    11
     (c) Request for Consent.............................................    11
     (d) Conditions to Consent...........................................    11
     (e) Attornment by Subtenants........................................    12
     (f) Cancellation....................................................    12
     (g) Additional Compensation.........................................    12
     (h) Permitted Transfers.............................................    12
11.  Insurance; Waivers; Subrogation; Indemnity..........................    13
     (a) Tenant's Insurance..............................................    13
     (b) Landlord's Insurance............................................    14
     (c) No Subrogation..................................................    14
     (d) Indemnity.......................................................    14
12.  Subordination; Attornment; Notice to Landlord's Mortgagee...........    15
     (a) Subordination...................................................    15
     (b) Attornment......................................................    15
     (c) Notice to Landlord's Mortgagee..................................    15
     (d) Landlord's Mortgagee's Protection Provisions....................    16
     (e) Subordination, Non-Disturbance and Attornment Agreement.........    16
13.  Rules and Regulations...............................................    16
14.  Condemnation........................................................    16
     (a) Total Taking....................................................    16
     (b) Partial Taking - Tenant's Rights................................    17
     (c) Partial Taking - Landlord's Rights..............................    17
     (d) Temporary Taking................................................    17
     (e) Award...........................................................    17
15.  Fire or Other Casualty..............................................    17
     (a) Repair Estimate.................................................    17
     (b) Tenant's Rights.................................................    17

     (c) Landlord's Rights...............................................    18
     (d) Repair Obligation...............................................    18
     (e) Waiver of Statutory Provisions..................................    18
     (f) Abatement of Rent...............................................    18
16.  Personal Property Taxes.............................................    18
17.  Events of Default...................................................    19
     (a) Payment Default.................................................    19
     (b) Abandonment ....................................................    19
     (c) Estoppel........................................................    19
     (d) Insurance.......................................................    19
     (e) Mechanic's Liens................................................    19
     (f) Other Defaults..................................................    19
     (g) Insolvency......................................................    19
18.  Remedies............................................................    19
     (a) Termination of Lease............................................    20
     (b) Enforcement of Lease............................................    20
     (c) Sublessees of Tenant............................................    20
     (d) Efforts to Relet ...............................................    21
19.  Payment by Tenant; Non-Waiver; Cumulative Remedies..................    21
     (a) Payment by Tenant...............................................    21
     (b) No Waiver.......................................................    21
     (c) Cumulative Remedies.............................................    21
20.  INTENTIONALLY DELETED...............................................    21
21.  Surrender of Premises...............................................    21
22.  Holding Over........................................................    22
23.  Certain Rights Reserved by Landlord.................................    22
     (a) Building Operations.............................................    22
     (b) Security........................................................    22
     (c) Prospective Purchasers and Lenders..............................    23
     (d) Prospective Tenants.............................................    23
24.  INTENTIONALLY DELETED...............................................    23
25.  Miscellaneous.......................................................    23
     (a) Landlord Transfer...............................................    23
     (b) Landlord's Liability; Tenant's Liability........................    23
     (c) Force Majeure...................................................    23
     (d) Brokerage.......................................................    23
     (e) Estoppel Certificates...........................................    24
     (f) Notices.........................................................    24
     (g) Separability....................................................    24
     (h) Amendments; Binding Effect; No Electronic Records...............    24
     (i) Quiet Enjoyment.................................................    24
     (j) No Merger.......................................................    25
     (k) No Offer........................................................    25
     (l) Entire Agreement................................................    25
     (m) Waiver of Jury Trial............................................    25
     (n) Governing Law...................................................    25
     (o) Recording.......................................................    25
     (p) Joint and Several Liability.....................................    25
     (q) Financial Reports...............................................    25
     (r) Landlord's Fees.................................................    26
     (s) Attorneys' Fees.................................................    26
     (t) Telecommunications..............................................    26
     (u) INTENTIONALLY DELETED...........................................    26
     (v) Authority.......................................................    26
     (w) Hazardous Materials.............................................    27
     (x) Parking.........................................................    27

     (y) Signage.........................................................    28
     (z) List of Exhibits................................................    28
26.  Renewal Option......................................................    28
     (a) Grant of Option.................................................    28
     (b) Basic Rent......................................................    29
     (c) Termination of Option...........................................    30
27.  Satellite Equipment.................................................    30
28.  Letter of Credit....................................................    31
     (a) General Provisions..............................................    31
     (b) Drawings under Letter of Credit.................................    31
     (c) Use of Proceeds by Landlord.....................................    31
     (d) Additional Covenants of Tenant..................................    32
     (e) Transfer of Letter of Credit....................................    33
(e)  Transfer of Letter of Credit........................................    33
     (f) Reduction in Letter of Credit Amount............................    33
     (g) Nature of Letter of Credit......................................    33
29.  Expansion Option for Suite 1400 ....................................    33
     (a) Grant of Offer..................................................    33
     (b) Possession......................................................    34
     (c) Termination of Rights...........................................    35
30.  Expansion Option for Suite 1450.....................................    35
     (a) Grant of Offer..................................................    35
     (b) Possession......................................................    35
     (c) Termination of Rights...........................................    36
31.  Expansion Option for Suite 1200.....................................    36
     (a) Grant of Offer..................................................    36
     (b) Possession......................................................    36
     (c) Termination of Rights...........................................    37

                              LIST OF DEFINED TERMS

                                                                            Page
                                                                            ----
Additional Rent..........................................................     2
Affiliate................................................................     1
AS-IS...........................................................  29, 30, 32, 1
Base Tax Year............................................................    iv
Basic Lease Information..................................................     1
Basic Rent ..............................................................   iii
Building.................................................................    ii
Building's Structure.....................................................     1
Building's Systems.......................................................     1
Casualty.................................................................    15
Class A San Jose Buildings...............................................    25
Commencement Date........................................................    ii
Damage Notice............................................................    15
Default Rate.............................................................     5
Disabilities Acts........................................................     9
Event of Default.........................................................    16
Expense Stop.............................................................    iv
Extended Term............................................................    25
Extra HVAC...............................................................     6
Final LC Expiration Date.................................................    27
GAAP ....................................................................    12
Guarantor................................................................    iv
Hazardous Materials......................................................    23
HVAC ....................................................................     6
including................................................................     1
Initial Liability Insurance Amount.......................................    iv
Land ....................................................................    ii
Landlord................................................................  ii, 1
Landlord's Mortgagee.....................................................    13
Law  ....................................................................     1
Laws ....................................................................     1
LC Proceeds Account......................................................    27
Lease....................................................................     1
Lease Date...............................................................    ii
Lease Month..............................................................   iii
Letter of Credit.........................................................    27
Letter of Credit Amount..................................................    27
Loss ..................................................................  13, 27
Maximum Construction Allowance...........................................    iv
Mortgage.................................................................    13
Operating Costs..........................................................     2
Operating Costs and Tax Statement........................................     4
Option to Renew..........................................................    ii
Parking Area.............................................................    23
Partial Premises.........................................................     1
Permitted Delays.........................................................     1
Permitted Transfer.......................................................    11
Permitted Transferee.....................................................    11
Permitted Use............................................................    iv
Pre-approved Alterations.................................................     7
Premises.................................................................    ii
Prevailing Rental Rate...................................................    25

Previous Lease...........................................................     v
Previous Leases..........................................................     v
Primary Lease............................................................    13
Project..................................................................    ii
Punchlist Items..........................................................     1
Renewal Premises ........................................................    25
Rent ....................................................................    iv
Repair Period............................................................    15
Satellite Equipment......................................................    26
Security Deposit.........................................................   iii
Security Deposit Laws....................................................    29
Server Room..............................................................    ii
SNDA ....................................................................    14
Space Plans..............................................................     1
Substantial Completion...................................................     2
Substantially Completed..................................................     2
Suite 1200 Commencement Date.............................................    32
Suite 1200 Expansion Space...............................................    32
Suite 1300 CD............................................................    ii
Suite 1300 Estimated Delivery Date.......................................     1
Suite 1350 CD............................................................    ii
Suite 1350 Estimated Delivery Date.......................................     1
Suite 1400 Commencement Date.............................................    29
Suite 1400 Expansion Space...............................................    29
Suite 1400 Lease Amendment...............................................    29
Suite 1450 Commencement Date.............................................    31
Suite 1450 Expansion Space...............................................    30
Suite 1450 Lease Amendment...............................................    31
Taking...................................................................    14
Tangible Net Worth.......................................................    12
Taxes....................................................................     4
Telecommunications Services..............................................    23
Temporary Space..........................................................    iv
Tenant...........................................................  ii, 1, 17, 1
Tenant Delay Day.........................................................     2
Tenant Party.............................................................     1
Tenant's Off-Premises Equipment..........................................     1
Tenant's Proportionate Share.............................................    iv
Term ....................................................................    ii
Transfer.................................................................     9
Work ....................................................................     2
Working Drawings.........................................................     2

                                      LEASE

      THIS LEASE AGREEMENT (this "LEASE") is entered into as of August 28, 2003, between W9/PHC II SAN JOSE, L.L.C., a Delaware limited liability company ("LANDLORD"), and CALLIDUS SOFTWARE, INC., a Delaware corporation ("TENANT").

      1. DEFINITIONS AND BASIC PROVISIONS. The definitions and basic provisions set forth in the Basic Lease Information (the "BASIC LEASE INFORMATION") executed by Landlord and Tenant contemporaneously herewith are incorporated herein by reference for all purposes. Additionally, the following terms shall have the following meanings when used in this Lease: "AFFILIATE" means any person or entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the party in question; "BUILDING'S STRUCTURE" means the Building's exterior walls, roof, elevator shafts, footings, foundations, structural portions of load-bearing walls, structural floors and subfloors, and structural columns and beams; "BUILDING'S SYSTEMS" means the Building's HVAC, life-safety, plumbing, electrical, and mechanical systems; "INCLUDING" means including, without limitation; "LAWS" means all federal, state, and local laws, ordinances, rules and regulations, all court orders, governmental directives, and governmental orders and all interpretations of the foregoing, and all restrictive covenants affecting the Project, and "LAW" shall mean any of the foregoing; "TENANT'S OFF-PREMISES EQUIPMENT" means any of Tenant's equipment or other property that may be located on or about the Project (other than inside the Premises); and "TENANT PARTY" means any of the following persons: Tenant; any assignees claiming by, through, or under Tenant; any subtenants claiming by, through, or under Tenant; and any of their respective agents, contractors, employees, and invitees.

      2. LEASE GRANT. Subject to the terms of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises.

      3.    TENDER OF POSSESSION.

            (a) SUITES 800, 1500 AND THE SERVER ROOM. This Lease with respect to Suites 800, 1500 and the Server Room shall commence on the date on which Landlord and Tenant fully execute this Lease. Landlord and Tenant acknowledge and agree that Tenant is already in possession of such portion of the Premises pursuant to the Previous Leases.

            (b) SUITE 1350. Landlord and Tenant presently anticipate that possession of Suite 1350 will be tendered to Tenant Substantially Completed on December 1, 2003 (the "SUITE 1350 ESTIMATED DELIVERY DATE") If Landlord is unable to tender possession of Suite 1350 in such condition to Tenant by the Suite 1350 Estimated Delivery Date, then (a) the validity of this Lease shall not be affected or impaired thereby, (b) Landlord shall not be in default hereunder or be liable for damages therefor, and (c) Tenant shall accept possession of Suite 1350 when Landlord tenders possession thereof to Tenant Substantially Completed, which shall then be the Suite 1350 CD; provided, however, if the Suite 1350 CD has not occurred by February 1, 2004, for reasons other than Permitted Delays, Basic Rent for the Temporary Space shall abate until the occurrence of the Suite 1350 CD. By occupying Suite 1350 for the purpose of conducting its regular business therein, Tenant shall be deemed to have accepted Suite 1350 in its condition as of the date of such occupancy, subject to the performance of punch-list items in Suite 1350 that remain to be performed by Landlord, if any. As used herein, "PERMITTED DELAYS" shall mean any delays attributable to Force Majeure, Tenant Delay Days or a holdover tenant (provided Landlord has not consented to such tenant holding over and is using commercially reasonable efforts to promptly recover possession of the Suite).

            (c) SUITE 1300. Landlord and Tenant presently anticipate that possession of Suite 1300 will be tendered to Tenant Substantially Completed in the condition required by this Lease on April 1, 2004 (the "SUITE 1300 ESTIMATED DELIVERY DATE"). If Landlord is unable to tender possession of Suite 1300 in such condition to Tenant by the Suite 1300 Estimated Delivery Date, then (a) the validity of this Lease shall not be affected or impaired thereby, (b) Landlord shall not be in default hereunder or be liable for damages therefor, and (c) Tenant shall accept possession of Suite 1300 when Landlord tenders possession thereof to Tenant Substantially Completed, which shall then be the Suite 1300 CD; provided, however, if the Suite 1300 CD has not occurred by June 1, 2004, for reasons other than Permitted Delays, Basic Rent for the Temporary Space shall abate until the occurrence of the Suite 1300 CD. By occupying Suite 1300 for the purpose of conducting its regular business therein, Tenant shall be deemed to have accepted Suite 1300 in its condition as of the date of such occupancy, subject to the performance of punchlist items in Suite 1300 that remain to be performed by Landlord, if any.

            (d) CONFIRMATION OF COMMENCEMENT DATE. Immediately upon occupying any portion of the Premises for the purpose of conducting its regular business therein, Tenant shall execute and deliver to Landlord a letter substantially in the form of Exhibit E hereto confirming (1) the Commencement Date with respect to that portion of the Premises and the expiration date of the initial Term, (2) that Tenant has accepted that portion of the Premises, and (3) that Landlord has performed all of its obligations with respect to that portion of the Premises (except for punch-list items specified in such letter); however, the failure of the parties to execute such letter shall not defer any Commencement Date hereunder or otherwise invalidate this Lease.

      4.    RENT.

            (a) PAYMENT. Tenant shall timely pay to Landlord Rent, without notice, demand, deduction or set off (except as otherwise expressly provided herein), by good and sufficient check drawn on a national banking association at Landlord's address provided for in this Lease or as otherwise reasonably specified by Landlord. The obligations of Tenant to pay Basic Rent, Supplemental Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Basic Rent and Supplemental Rent, adjusted as herein provided, shall be payable monthly in advance. The first monthly installment of Basic Rent and Supplemental Rent, less the application of the security deposit held by Landlord pursuant to the Previous Leases in the amount of $50,558.14, shall be payable contemporaneously with the execution of this Lease; thereafter, Basic Rent shall be payable on the first day of each month beginning on the first day of the second full calendar month of the Term. The monthly Basic Rent and Supplemental Rent for any partial month at the beginning of the Term shall equal the product of 1/365 of the annual Basic Rent and Supplemental Rent in effect during the partial month and the number of days in the partial month, and shall be due on the Commencement Date. Payments of Basic Rent and Supplemental Rent for any fractional calendar month at the end of the Term shall be similarly prorated. Tenant shall pay Additional Rent at the same time and in the same manner as Basic Rent and Supplemental Rent.

            (b)   OPERATING COSTS; TAXES.

                  (1) Tenant shall pay to Landlord the amount (per each rentable square foot in the Premises) ("ADDITIONAL RENT") by which the annual Operating Costs (defined below) per rentable square foot in the Building exceed the Expense Stop (per rentable square foot in the Building). Landlord may make a good faith estimate of the Additional Rent to be due by Tenant for any calendar year or part thereof during the Term. During each calendar year or partial calendar year of the Term (after the base year, if the Expense Stop is calculated on a base year basis), Tenant shall pay to Landlord, in advance concurrently with each monthly installment of Basic Rent, an amount equal to the estimated Additional Rent for such calendar year or part thereof divided by the number of months therein. From time to time, Landlord may estimate and reestimate the Additional Rent to be due by Tenant and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Additional Rent payable by Tenant shall be appropriately adjusted in accordance with the estimations so that, by the end of the calendar year in question, Tenant shall have paid all of the Additional Rent as estimated by

Landlord. Any amounts paid based on such an estimate shall be subject to adjustment as herein provided when actual Operating Costs are available for each calendar year.

                  (2) The term "OPERATING COSTS" shall mean all expenses and disbursements (subject to the limitations set forth below) that Landlord incurs in connection with the ownership, operation, and maintenance of the Project, determined in accordance with sound accounting principles consistently applied, including the following costs: (A) wages and salaries of all on-site employees at or below the grade of senior building manager engaged in the operation, maintenance or security of the Project (together with Landlord's reasonable allocation of expenses of off-site employees at or below the grade of senior building manager who perform a portion of their services in connection with the operation, maintenance or security of the Project), including taxes, insurance and benefits relating thereto; (B) all supplies and materials used in the operation, maintenance, repair, replacement, and security of the Project; (C) costs for improvements made to the Project which, although capital in nature, are reasonably expected and are primarily intended to reduce the normal operating costs (including all utility costs) of the Project, as amortized using a commercially reasonable interest rate over the time period reasonably estimated by Landlord to recover the costs thereof taking into consideration the anticipated cost savings, as determined by Landlord using its good faith, commercially reasonable judgment, as well as capital improvements made in order to comply with any Law hereafter promulgated by any governmental authority or any interpretation hereafter rendered with respect to any existing Law, as amortized using a commercially reasonable interest rate over the useful economic life of such improvements as determined by Landlord in its reasonable discretion; (D) cost of all utilities, except the cost of other utilities reimbursable to Landlord by the Project's tenants other than pursuant to a provision similar to this Section 4(b); (E) insurance expenses provided that the deductible attributable to earthquake insurance alone shall not exceed $35,000 to Tenant each calendar year; (F) repairs, replacements, and general maintenance of the Project; (G) fair market rental and other costs with respect to the management office for the Building; and (H) service, maintenance and management contracts with independent contractors for the operation, maintenance, management, repair, replacement, or security of the Project (including alarm service, window cleaning, and elevator maintenance); provided that the management fee for the Project shall not exceed three percent of gross revenues of the Project.

            Operating Costs shall not include costs for (i) capital improvements made to the Building (including any amortized costs related thereto), other than capital improvements described in Section 4(b)(2)(C) and except for items which are generally considered maintenance and repair items, such as painting of common areas, replacement of carpet in elevator lobbies, and the like; (ii) repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties; (iii) interest, amortization or other payments on loans to Landlord; (iv) depreciation; (v) leasing commissions; (vi) legal expenses for services, other than those that benefit the Project tenants generally (e.g., disputes regarding Taxes); (vii) renovating or otherwise improving space for occupants of the Project or vacant space in the Project;
(viii) Taxes, taxes assessed against the personal property of tenants of the Project and any federal, state or local income, estate, inheritance, gift, documentary transfer or franchise taxes or similar assessments or levies; (ix) federal income taxes imposed on or measured by the income of Landlord from the operation of the Project; (x) repairs or other work occasioned by or incurred in connection with (a) earthquake, fire, windstorm, or other casualty of the type which Landlord has insured against or is required to insure against pursuant to the terms of this Lease, or for which Landlord is reimbursed from third parties,
(b) the exercise of the right of eminent domain, or (c) the maintenance and repair of the Building's Structure; (xi) marketing costs, leasing commissions, finders' fees, attorneys' fees, costs and disbursements and other expenses incurred in connection with negotiations or disputes with tenants, other occupants, prospective tenants or third parties, or the sale or refinancing of the Building, or legal fees incurred in connection with this Lease; (xii) expenses, including permits, license, design, space planning and inspection costs, incurred in tenant build-out, renovating or otherwise improving or decorating, painting or redecorating space for tenants or other occupants of space; (xiii) Landlord's costs of electricity and other services sold or provided to tenants in the Building and for which Landlord is entitled to be reimbursed, whether or not collected, by such tenants as a separate additional charge or rental over and above the basic rent or escalation payment payable under the lease with such tenant; (xiv) expenses in connection with non-Building standard services or benefits of a type which are not provided to Tenant but which are provided to other tenants or occupants of the Building, or for which Tenant is charged directly but which are provided to another tenant or occupant of the Building without direct charge; (xv) cost of electricity and other utilities consumed by other tenants or occupants in excess of levels provided by Landlord to tenants for normal office consumption; (xvi) costs incurred due to violation by Landlord or any tenant or other occupant of the terms and conditions of any lease or other rental arrangements covering space in the Building; (xvii) amounts paid to subsidiaries or other Affiliates of Landlord for services on or to the Project or the Premises (or any portion thereof), to the extent only that the costs of such services exceed competitive costs of such services were they not so rendered by a subsidiary or other Affiliate of Landlord; (xviii) bad debt expenses, payments of principal, interest, late fees, prepayment fees or other charges on any debt or amortization payments on any mortgage or mortgages executed by Landlord covering the Project or the Building (or any portion thereof) now or in the future, rental concessions or negative cash flow guaranties, or rental payments under any ground or underlying lease or leases;
(xix) Landlord's general administrative overhead expenses for services not specifically performed for the Building, or salaries of any officer or employee of Landlord (or any subsidiary or Affiliate of Landlord) above the grade of building manager; (xx) all items and services for which Tenant pays directly to third parties or for which tenants reimburse Landlord; (xxi) advertising and promotional expenditures, and costs of signs in or on the Building identifying the owner of the Building or any other tenant of the Building; (xxii) any fines or penalties incurred due to violations by Landlord or another tenant of any Laws or governmental rule or authority; (xxiii) costs for or relating to sculpture, paintings, or other art; (xxiv) any costs necessitated by or resulting from the sole or gross negligence of Landlord, its agents, employees and/or independent contractors; (xxv) charitable or political contributions;
(xxvi) costs associated with the operation of the business of the partnership or entity which constitutes Landlord, or the operation of any parent, subsidiary or Affiliate of Landlord, as the same are distinguished from the costs of operation of the Building, including without limitation partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee, costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord's interest in the Project, and costs of any disputes between Landlord and its partners, members and employees or disputes of Landlord with third-party building management; (xxvii) any and all costs of Landlord in complying with Laws regarding Hazardous Materials including, but not limited to, the costs and expenses of clean-up, remediation, environmental surveys/assessments, compliance with environmental Laws, consulting fees, treatment and monitoring charges, transportation expenses and disposal fees, except if such costs are a result of Tenant's use of or activities in or on the Building; (xxviii) any compensation paid to clerks, attendants, or other persons in commercial concessions operated by Landlord; and (xxix) costs of installing, operating, and maintaining any specialty services operated by Landlord, including, without limiting any of the foregoing, any luncheon club, athletic facility, public meeting rooms, art galleries, concierge, or retail facility. If the Expense Stop is calculated on a base year basis, Operating Costs for the base year only shall not include temporary market-wide labor-rate increases due to extraordinary circumstances, including boycotts and strikes; and temporary utility rate increases due to extraordinary circumstances, including conservation surcharges, boycotts, embargos or other shortages; or amortized costs relating to capital improvements.

                  (3) Tenant shall also pay Tenant's Proportionate Share of any increase in Taxes for each year and partial year falling within the Term over the Taxes for the Base Tax Year. Tenant shall pay Tenant's Proportionate Share of Taxes in the same manner as provided above for Tenant's Proportionate Share of Operating Costs. "TAXES" shall mean taxes, assessments, and governmental charges or fees whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments (including non-governmental assessments for common charges under a restrictive covenant or other private agreement that are not treated as part of Operating Costs) now or hereafter attributable to the Project (or its operation) during the Term hereof, excluding, however, penalties and interest thereon, any taxes assessed against the personal property of tenants of the Project and federal, state and local income (except as provided below), estate, inheritance, gift, documentary transfer or franchise taxes or similar assessments or levies (if the present method of taxation changes so that in lieu of or in addition to the whole or any part of any Taxes, there is levied on Landlord a capital tax directly on the rents received therefrom or a franchise tax, assessment, or charge based, in whole or in part, upon such rents for the Project, then all such taxes, assessments, or charges, or the part thereof so based, shall be deemed to be included within the term "Taxes" for purposes hereof). Taxes shall include the costs of consultants retained in an effort to lower Taxes and all costs incurred in disputing any Taxes or in seeking to lower the tax valuation of the Project. For property tax purposes, Tenant waives all rights to protest or appeal the appraised value of the Premises, as well as the Project, unless they are patently excessive and all rights to receive notices of reappraisement.

                  (4) By April 1 of each calendar year, or as soon thereafter as practicable, Landlord shall furnish to Tenant a statement of Operating Costs for the previous year, in each case adjusted as provided in Section 4(b)(5), and of the Taxes for the previous year (the "OPERATING COSTS AND TAX STATEMENT"). If Tenant's estimated payments of Operating Costs or Taxes under this Section 4(b) for the year covered by the Operating Costs and Tax Statement exceed Tenant's Proportionate Share of such items as indicated in the Operating Costs and Tax Statement, then Landlord shall promptly credit or reimburse Tenant for such excess; likewise, if Tenant's estimated payments of Operating Costs or Taxes under this Section 4(b) for such year are less than Tenant's Proportionate Share of such items as indicated in the Operating Costs and Tax Statement, then Tenant shall pay Landlord such deficiency within 30 days after written notice thereof.

                  (5) With respect to any calendar year or partial calendar year in which the Building is not occupied to the extent of 95% of the rentable area thereof, or Landlord is not supplying services to 95% of the rentable area thereof, the Operating Costs for such period shall, for the purposes hereof, be increased to the amount which would have been incurred had the Building been occupied to the extent of 95% of the rentable area thereof and Landlord had been supplying services to 95% of the rentable area thereof.

            (c) TENANT'S INSPECTION RIGHT. After giving Landlord 30 day's prior written notice thereof, Tenant may reasonably inspect or audit Landlord's records relating to Operating Costs and Taxes for any periods of time within one year before the audit or inspection; however, no audit or inspection shall extend to periods of time before the Commencement Date, except to the extent reasonably required to establish the actual Expense Stop or Base Tax Year. If Tenant fails to object to the calculation of Operating Costs and Taxes on an annual Operating Costs and Tax Statement within one year after the statement has been delivered to Tenant, then Tenant shall have waived its right to object to the calculation of Operating Costs and Taxes for the year in question and the calculation of Operating Costs and Taxes set forth on such statement shall be final. Tenant's audit or inspection shall be conducted only during business hours reasonably designated by Landlord. Each party shall pay its own cost of such audit or inspection. If the total Operating Costs and Taxes for the time period in question is determined to be in error by more than five percent in the aggregate, Landlord shall pay to Tenant the audit costs incurred by Tenant. Tenant may not conduct an inspection or have an audit performed more than once during any calendar year. Tenant or the accounting firm conducting such audit shall, at no charge to Landlord, submit its audit report in draft form to Landlord for Landlord's review and comment before the final approved audit report is submitted to Landlord, and any reasonable comments by Landlord shall be incorporated into the final audit report. If such inspection or audit reveals that an error was made in the Operating Costs and Taxes previously charged to Tenant, then Landlord shall refund to Tenant any overpayment of any such costs, or Tenant shall pay to Landlord any underpayment of any such costs, as the case may be, within 30 days after notification thereof. Tenant shall maintain the results of each such audit or inspection confidential and shall not be permitted to use any third party to perform such audit or inspection, other than an independent firm of certified public accountants (A) reasonably acceptable to Landlord, (B) which is not compensated on a contingency fee basis or in any other manner which is dependent upon the results of such audit or inspection (and Tenant shall deliver the fee agreement or other similar evidence of such fee arrangement to Landlord upon request), and (C) which agrees with Landlord in writing to maintain the results of such audit or inspection confidential.

      5. DELINQUENT PAYMENT; HANDLING CHARGES. All past due payments required of Tenant hereunder shall bear interest from the date which is five days after the date due until paid at the lesser of ten percent per annum or the maximum lawful rate of interest (such lesser amount is referred to herein as the "DEFAULT RATE"); additionally, Landlord, in addition to all other rights and remedies available to it, may charge Tenant a fee equal to five percent of the delinquent payment to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant's delinquency, unless such delinquent payment is paid within five days after the date due. In no event, however, shall the charges permitted under this Section 5 or elsewhere in this Lease, to the extent they are considered to be interest under applicable Law, exceed the maximum lawful rate of interest. Notwithstanding the foregoing, the late fee referenced above shall not be charged with respect to the first occurrence (but not any subsequent occurrence) during any 12-month period that Tenant fails to make payment when due, if the delinquent amount is paid within five days after Landlord delivers written notice of such delinquency to Tenant, and each late fee shall be deemed waived by Landlord if not assessed in writing to Tenant within 90 days after the date such payment was due.

      6.    INTENTIONALLY DELETED.

      7.    LANDLORD'S OBLIGATIONS.

            (a) SERVICES. Landlord shall use all reasonable efforts to furnish to Tenant (1) water at those points of supply provided for general use of tenants of the Building; (2) heated and refrigerated air conditioning ("HVAC") as appropriate, at such temperatures and in such amounts as are standard for comparable buildings in the vicinity of the Building; (3) janitorial service to the Premises on weekdays, other than holidays, for Building-standard installations and such window washing as may from time to time be reasonably required; (4) elevators for ingress and egress to the floor on which the Premises are located, in common with other tenants, provided that Landlord may reasonably limit the number of operating elevators during non-business hours and holidays; and (5) electrical current during normal business hours for equipment that does not require more than 110 volts and whose electrical energy consumption does not exceed normal office usage. Landlord shall maintain the common areas of the Building in reasonably good order and condition, except for damage caused by a Tenant Party. If Tenant desires any of the services specified in Section 7(a)(2): (1) at any time other than between 7:30 a.m. and 6:00 p.m. on weekdays (other than holidays), or (2) on Saturday, Sunday or holidays, then such services shall be supplied to Tenant upon the written request of Tenant delivered to Landlord before 3:00 p.m. on the business day preceding such extra usage, and Tenant shall pay to Landlord the direct cost of providing such services within 30 days after Landlord has delivered to Tenant an invoice therefor. Notwithstanding the foregoing to the contrary, Landlord shall furnish to Tenant, in the Server Room and in the Customer Visiting Center on the 13th floor, HVAC at such temperatures and in such amounts as are standard for comparable buildings in the vicinity of the Building 24 hours per day, seven days per week ("EXTRA HVAC"). Landlord shall provide the Extra HVAC, at Landlord's option, either by (i) installing a separate HVAC unit in the Premises or (2) upgrading, modifying or augmenting the existing HVAC system serving the Premises, the cost of which shall be paid by Tenant to Landlord within 30 days after demand therefore. In the event Landlord installs a separate HVAC unit to supply the Extra HVAC, Tenant shall be responsible for and shall pay to Landlord, Landlord's actual cost to install, operate and maintain such separate unit within 30 days after demand therefore. The direct costs incurred by Landlord in providing after-hour HVAC service and/or Extra HVAC service to Tenant shall include Landlord's actual costs for electricity, water, sewage, water treatment, labor, metering, filtering, and maintenance for providing such service and shall not include any markup for profit to Landlord. In the event Tenant vacates an entire floor of the Premises, (1) Tenant shall notify Landlord of such vacation, (2) Landlord shall suspend janitorial service to such floor,
(3) Tenant shall have no obligation to
pay for janitorial service to the vacated floor for the duration of time that such janitorial service is suspended, and (4) Tenant shall receive a credit from Landlord for any amounts billed by Landlord for such janitorial service after the date of Tenant's written notification of such vacation.

            (b) EXCESS UTILITY USE. Landlord shall not be required to furnish electrical current for equipment that requires more than 110 volts or other equipment whose electrical energy consumption exceeds normal office usage. If Tenant's requirements for or consumption of electricity exceed the electricity to be provided by Landlord as described in Section 7(a), Landlord shall, at Tenant's expense, make reasonable efforts to supply such service through the then-existing feeders and risers serving the Building and the Premises, and Tenant shall pay to Landlord the cost of such service within 30 days after Landlord has delivered to Tenant an invoice therefor. Landlord may determine the amount of such additional consumption and potential consumption by any verifiable method, including installation of a separate meter in the Premises installed, maintained, and read by Landlord, at Tenant's expense. Tenant shall not install any electrical equipment requiring unusual wiring or requiring voltage in excess of 110 volts unless approved in advance by Landlord, which approval shall not be unreasonably withheld. Tenant shall not install any electrical equipment requiring voltage in excess of Building capacity unless approved in advance by Landlord, which approval may be withheld in Landlord's sole discretion. The use of electricity in the Premises shall not exceed the capacity of existing feeders and risers to or wiring in the Premises. Any risers or wiring required to meet Tenant's excess electrical requirements shall, upon Tenant's written request, be promptly installed by Landlord, at Tenant's cost, if, in Landlord's reasonable judgment, the same shall not cause permanent damage to the Building or the Premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, repairs, or expenses, or unreasonably interfere with or disturb other tenants of the Building. If Tenant uses machines or equipment in the Premises which affect the temperature otherwise maintained by the air conditioning system or otherwise overload any utility, Landlord may install supplemental air conditioning units or other supplemental equipment in the Premises, and the cost thereof, including the cost of installation, operation, use, and maintenance, shall be paid by Tenant to Landlord within 30 days after Landlord has delivered to Tenant an invoice therefor.

            (c) RESTORATION OF SERVICES; ABATEMENT. Landlord shall use reasonable efforts to restore any service required of it that becomes unavailable; however, such unavailability shall not render Landlord liable for any damages caused thereby, be a constructive eviction of Tenant, constitute a breach of any implied warranty, or, except as provided in the next sentence, entitle Tenant to any abatement of Tenant's obligations hereunder, except to the extent caused by the gross negligence or willful misconduct of Landlord. If, however, Tenant is prevented from using in a commercially reasonable manner and does not use the Premises or a material portion of the Premises because of the unavailability of any such service for a period of 10 consecutive business days (or five consecutive business days because of the unavailability and the restoration of such services is within the reasonable control of Landlord) without consideration for Force Majeure following Landlord's receipt from Tenant of a written notice regarding such unavailability and such unavailability was not caused by a Tenant Party or a governmental directive, then Tenant shall, as its exclusive remedy be entitled to a reasonable abatement of Rent for each consecutive day (after such 10-business day period, or after such five-business day period, as applicable) that Tenant is so prevented from using the Premises.

      8.    IMPROVEMENTS; ALTERATIONS; REPAIRS; MAINTENANCE.

            (a) IMPROVEMENTS; ALTERATIONS. Except as otherwise provided hereunder, improvements to the Premises shall be installed at Tenant's expense only in accordance with plans and specifications which have been previously submitted to and approved in writing by Landlord, which approval shall be governed by the provisions set forth in this Section 8(a). Except as otherwise provided hereunder, no alterations or physical additions in or to the Premises may be made without Landlord's prior written consent, which shall not be unreasonably withheld and shall be provided within 15 business days after Landlord's receipt of Tenant's substantially complete submission of such plans and specifications; however, Landlord may withhold its consent to any alteration or addition that would adversely affect (in the reasonable discretion of Landlord) (1) the Building's Structure or the Building's Systems (including the Building's restrooms or mechanical rooms), (2) the exterior appearance of the Building, (3) the appearance of the Building's common areas or elevator lobby areas, or (4) provision of services to other occupants of the Building. In connection with Landlord's review and approval of any of Tenant's proposed alterations, additions or improvements to the Premises, Landlord shall notify Tenant in writing, contemporaneously with Landlord's notice of approval to Tenant with respect to the improvements in question, whether Landlord will require Tenant to remove such alterations prior to the expiration of the Term. In the event Landlord does not so require Tenant to remove such alterations prior to the expiration of the Term, Tenant shall have the option to remove such alterations or to leave such alterations in the Premises upon such expiration. Except as otherwise provided hereunder, Tenant shall not paint or install lighting or decorations, signs, window or door lettering, or advertising media of any type visible from the exterior of the Premises without the prior written consent of Landlord, which consent may be withheld in Landlord's sole and absolute discretion. All alterations, additions, and improvements shall be, except as otherwise provided hereunder, constructed, maintained, and used by Tenant, at its risk and expense, in accordance with all Laws; Landlord's consent to or approval of any alterations, additions or improvements (or the plans therefor) of Tenant shall not constitute a representation or warranty by Landlord, nor Landlord's acceptance, that the same comply with sound architectural and/or engineering practices or with all applicable Laws, and Tenant shall be solely responsible for ensuring all such compliance. Notwithstanding the foregoing, Tenant shall not be required to obtain Landlord's consent for repainting, recarpeting, or other alterations, tenant improvements, or physical additions to the Premises which are not structural in nature totaling less than $20,000 in any single instance or series of related alterations performed within a three-month period (the "PRE-APPROVED ALTERATIONS") (provided that Tenant shall not perform any improvements, alterations or additions as to the Premises in stages as a means to subvert this provision), in each case provided that (A) Tenant delivers to Landlord written notice thereof, a list of contractors and subcontractors to perform the work (and certificates of insurance for each such party) and any plans and specifications therefor prior to commencing any such alterations, additions, or improvements (for informational purposes only so long as no consent is required by Landlord as required by this Lease), (B) the installation thereof does not involve any core drilling or the reconfiguration or relocation of any exterior or interior load-bearing walls of the Building, and (C) such alterations, additions and improvements will not adversely affect (in Landlord's reasonable discretion) (i) the Building's Structure or the Building's Systems, (ii) the provision of services to other Building tenants, or (iii) the appearance of the Building's common areas or the exterior of the Building. Tenant may, when notifying Landlord of the Pre-approved Alterations as set forth in subsection 8(a)(A) above, request that Landlord notify Tenant in writing, to be delivered to Tenant within 15 days after such request by Tenant, whether Landlord will require Tenant to remove the Pre-approved Alterations at the end of the Term.

            (b) REPAIRS; MAINTENANCE. Tenant shall maintain the Premises in a clean, safe, and operable condition, and shall not permit or allow to remain any waste or damage to any portion of the Premises. Additionally, Tenant, at its sole expense, shall repair, replace and maintain in good condition and in accordance with all Laws and the equipment manufacturer's suggested service programs, all portions of the Premises, Tenant's Off-Premises Equipment and all areas, improvements and systems exclusively serving the Premises. Tenant shall repair or replace, subject to Landlord's direction and supervision, any damage to the Building caused by a Tenant Party. If Tenant fails to make such repairs or replacements within 30 days after obtaining knowledge of the occurrence of such damage (except for emergencies), then Landlord may make the same at Tenant's cost. If any such damage occurs outside of the Premises, then Landlord may elect to repair such damage at Tenant's expense, rather than having Tenant repair such damage. The cost of all maintenance, repair or replacement work performed by Landlord under this Section 8 shall be paid by Tenant to Landlord within 30 days after Landlord has invoiced Tenant therefor. Tenant hereby waives and releases its right to make repairs at Landlord's expense under Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect. Notwithstanding any provision of this Lease to the contrary, Landlord shall, at its sole cost and expense (and without right to reimbursement from Tenant pursuant to Section 4(b)), maintain in good condition and repair the Building's Structure. Tenant's obligation to repair as set forth in this Section shall not apply to damage from normal wear and tear, casualty, condemnation and any other damage caused, created or, with respect to actions of a third party other than a Tenant Party, consented to by Landlord.

            (c) PERFORMANCE OF WORK. All work described in this Section 8 shall be performed only by Landlord or by subcontractors reasonably approved in writing by Landlord. Tenant shall cause all subcontractors that it contracts with to procure and maintain insurance coverage naming Landlord, Landlord's property management company and Landlord's asset management company as additional insureds against such risks, in such amounts, and with such companies as Landlord may reasonably require. Tenant shall provide Landlord with the identities, mailing addresses and telephone numbers of all persons performing work or supplying materials prior to beginning such construction and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable Laws. All such work shall be performed in accordance with all Laws and in a good and workmanlike manner so as not to damage the Building (including the Premises, the Building's Structure and the Building's Systems). All such work which may affect the Building's Structure or the Building's Systems must be approved by the Building's engineer of record, at Tenant's expense and, at Landlord's election, must be performed by Landlord's usual contractor for such work, provided that the cost of such contractor's work shall not exceed the cost of other similar-quality contractors for similar services in other similar-class office buildings located in the submarket in the city in which the Building is located. All work affecting the roof of the Building must be performed by Landlord's roofing contractor and no such work will be permitted if it would void or reduce the warranty on the roof.

            (d) MECHANIC'S LIENS. All work performed, materials furnished, or obligations incurred by or at the request of a Tenant Party shall be deemed authorized and ordered by Tenant only, and Tenant shall not permit any mechanic's liens to be filed against the Premises or the Project in connection therewith. Upon completion of any such work, Tenant shall deliver to Landlord final lien waivers from all contractors, subcontractors and materialmen who performed such work. If such a lien is filed, then Tenant shall, within ten days after Landlord has delivered notice of the filing thereof to Tenant (or such earlier time period as may be necessary to prevent the forfeiture of the Premises, the Project or any interest of Landlord therein or the imposition of a civil or criminal fine with respect thereto), either (1) pay the amount of the lien and cause the lien to be released of record, or (2) diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord. If Tenant fails to timely take either such action, then Landlord may pay the lien claim, and any amounts so paid, including expenses and interest, shall be paid by Tenant to Landlord within ten days after Landlord has invoiced Tenant therefor. Landlord and Tenant acknowledge and agree that their relationship is and shall be solely that of "landlord-tenant" (thereby excluding a relationship of "owner-contractor," "owner-agent" or other similar relationships). Nothing herein shall be deemed a consent by Landlord to any liens being placed upon the Premises, the Project or Landlord's interest therein due to any work performed by or for Tenant or deemed to give any contractor or subcontractor or materialman any right or interest in any funds held by Landlord to reimburse Tenant for any portion of the cost of such work. Tenant shall defend, protect, indemnify and hold harmless Landlord and its agents and representatives from and against all claims, demands, causes of action, suits, judgments, damages and expenses (including attorneys' fees) in any way arising from or relating to the failure by any Tenant Party to pay for any work performed, materials furnished, or obligations incurred by or at the request of a Tenant Party. This indemnity provision shall survive termination or expiration of this Lease.

      9. USE. Tenant shall occupy and use the Premises only for the Permitted Use and shall comply with all Laws relating to the use, condition, access to, and occupancy of the Premises and will not commit waste, overload the Building's Structure or the Building's Systems or subject the Premises to use that would damage the Premises, normal wear and tear and casualty excepted.

The population density within the Premises as a whole shall at no time exceed one person for each 200 rentable square feet in the Premises. Tenant shall not conduct second or third shift operations within the Premises; however, Tenant may use the Premises after normal business hours, so long as Tenant is not generally conducting significant and ongoing business from the Premises after normal business hours. Notwithstanding anything in this Lease to the contrary, as between Landlord and Tenant, (a) Tenant shall bear the risk of complying with Title III of the Americans With Disabilities Act of 1990, any state laws governing handicapped access or architectural barriers, and all rules, regulations, and guidelines promulgated under such laws, as amended from time to time (the "DISABILITIES ACTS") in the Premises, and (b) Landlord shall bear the risk of complying with the Disabilities Acts in the common areas of the Building, other than compliance that is necessitated by the use of the Premises for other than the Permitted Use or as a result of any alterations or additions made by or on behalf of a Tenant Party (which risk and responsibility shall be borne by Tenant), but excluding any initial tenant improvement work in any of the Suites covered by this Lease (which risk and responsibility shall be borne by Landlord). The Premises shall not be used for any use which is disreputable, creates extraordinary fire hazards, or results in an increased rate of insurance on the Building or its contents, or for the storage of any Hazardous Materials (other than typical office supplies [e.g., photocopier toner] and then only in compliance with all Laws). Tenant shall not use any substantial portion of the Premises for a "call center," any other telemarketing use, or any credit processing use. If, as a direct result of Tenant's or a Tenant Party's acts or because Tenant vacates the Premises, the rate of insurance on the Building or its contents increases, then Tenant shall pay to Landlord the amount of such increase attributable to Tenant on written demand (which demand shall include reasonable evidence that any such cost increase is attributable to Tenant), and acceptance of such payment shall not waive any of Landlord's other rights. If Tenant fails to cease or remediate such acts within five days after Landlord's written request that Tenant do so, then such acts shall be an Event of Default. Tenant shall conduct its business and control each other Tenant Party so as not to create any nuisance or unreasonably interfere with other tenants or Landlord in its management of the Building.

      10.   ASSIGNMENT AND SUBLETTING.

            (a) TRANSFERS. Except as provided in Sections 10(h) and 10(i), Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, (1) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law, (2) permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization, (3) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant, (4) sublet any portion of the Premises, (5) grant any license, concession, or other right of occupancy of any portion of the Premises, or (6) permit the use of the Premises by any parties other than Tenant (any of the events listed in Section 10(a)(1) through 10(a)(6) being a "TRANSFER").

            (b) CONSENT STANDARDS. Landlord shall not unreasonably withhold its consent to any assignment or subletting of the Premises, provided that the proposed transferee (1) is creditworthy, (2) has a good reputation in the business community, (3) will use the Premises for the Permitted Use (thus, excluding, without limitation, uses for credit processing and telemarketing) and will not use the Premises in any manner that would conflict with any exclusive use agreement or other similar agreement entered into by Landlord with any other tenant of the Building or the Project, (4) will not use the Premises, the Building or the Project in a manner that would materially increase the pedestrian or vehicular traffic to the Premises, the Building or the Project,
(5) is not a governmental entity, or subdivision or agency thereof, (6) is not another occupant of the Building or the Project with whom Landlord is then, or has been within the 120-day period prior to the time Tenant seeks to enter into such assignment or subletting, actively negotiating to lease space in the Building or Project if Landlord then has available space for rent in the Building or Project and is willing to accommodate such existing occupant's space requirements within their budgetary confines, and (7) is not a person or entity with whom Landlord is then, or has been within the 30-day period prior to the time Tenant seeks to enter into such assignment or subletting, actively negotiating to lease space in the Building or the Project or any Affiliate of any such person or entity if Landlord has available space for rent in the Building or Project and is willing to accommodate such person's or entity's space requirement within their budgetary confines. Additionally, Landlord may withhold its consent in its sole discretion to any proposed Transfer if any Event of Default by Tenant then exists and continues beyond all applicable cure periods.

            (c) REQUEST FOR CONSENT. If Tenant requests Landlord's consent to a Transfer, then, at least ten business days prior to the effective date of the proposed Transfer, Tenant shall provide Landlord with a written description of all material terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee's creditworthiness and character. Concurrently with Tenant's notice of any request for consent to a Transfer, Tenant shall pay to Landlord a fee of $500 to defray Landlord's expenses in reviewing such request, and Tenant shall also reimburse Landlord immediately upon request for its reasonable attorneys' fees incurred in connection with considering any request for consent to a Transfer.

            (d) CONDITIONS TO CONSENT. If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes Tenant's obligations hereunder; however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer for the period of the Transfer. No Transfer shall release Tenant from its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor. Landlord's consent to any Transfer shall not waive Landlord's rights as to any subsequent Transfers. If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Rent. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so following the occurrence of an Event of Default hereunder. Tenant shall pay for the cost of any demising walls or other improvements necessitated by a proposed subletting or assignment.

            (e) ATTORNMENT BY SUBTENANTS. Each sublease by Tenant hereunder shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and each subtenant by entering into a sublease is deemed to have agreed that in the event of termination, re-entry or dispossession by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublandlord, under such sublease, and such subtenant shall, at Landlord's option and provided its rights under the sublease are not materially modified, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be (1) liable for any previous act or omission of Tenant under such sublease,
(2) subject to any counterclaim, offset or defense that such subtenant might have against Tenant, (3) bound by any previous modification of such sublease not approved by Landlord in writing except as expressly provided hereunder or by any rent or additional rent or advance rent which such subtenant might have paid for more than the current month to Tenant, and all such rent shall remain due and owing, notwithstanding such advance payment, (4) bound by any security or advance rental deposit made by such subtenant which is not delivered or paid over to Landlord and with respect to which such subtenant shall look solely to Tenant for refund or reimbursement, or (5) obligated to perform any work in the subleased space which it would not have been obligated to perform for Tenant or to prepare it for occupancy, and in connection with such attornment, the subtenant shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such attornment. Each subtenant or licensee of Tenant shall be deemed, automatically upon and as a condition of its occupying or using the Premises or any part thereof, to have agreed to be bound by the terms and conditions set forth in this Section 10(e). The provisions of this Section 10(e) shall be self-operative, and no further instrument shall be required to give effect to this provision.

            (f) CANCELLATION. Except for Permitted Transfers, Landlord may, within 30 days after submission of Tenant's written request for Landlord's consent to (i) an assignment or (ii) a subletting which brings the total amount of the Premises then sublet by Tenant to more than 50% of the Premises for more than 75% of the then-remaining Term, cancel this Lease as to the portion of the Premises proposed to be sublet or assigned as of the date the proposed Transfer is to be effective. If Landlord cancels this Lease as to any portion of the Premises, then this Lease shall cease for such portion of the Premises and Tenant shall pay to Landlord all Rent accrued through the cancellation date relating to the portion of the Premises covered by the proposed Transfer. Thereafter, Landlord may lease such portion of the Premises to the prospective transferee (or to any other person) without liability to Tenant.

            (g) ADDITIONAL COMPENSATION. Tenant shall pay to Landlord, immediately upon receipt thereof, 50% of the excess of (1) all compensation received by Tenant for a Transfer less the actual out-of-pocket costs reasonably incurred by Tenant with unaffiliated third parties (i.e., brokerage commissions, attorneys' fees and costs and tenant finish work) in connection with such Transfer (such costs shall be amortized on a straight-line basis over the term of the Transfer in question) over (2) the Rent allocable to the portion of the Premises covered thereby.

            (h) PERMITTED TRANSFERS. Notwithstanding Section 10(a), Tenant may Transfer all or part of its interest in this Lease or all or part of the Premises (a "PERMITTED TRANSFER") to the following types of entities (a "PERMITTED TRANSFEREE") without the written consent of Landlord and without obligation to comply with Section 10(g):

                  (1)   an Affiliate of Tenant;

                  (2) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity in which or with which Tenant, or its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of business entities, so long as (A) Tenant's obligations hereunder are assumed by the entity surviving such merger or created by such consolidation; and (B) the Tangible Net Worth of the surviving or created entity is not less than the Tangible Net Worth of Tenant as of the date hereof; or

                  (3) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity acquiring all or substantially all of Tenant's assets if such entity's Tangible Net Worth after such acquisition is not less than the Tangible Net Worth of Tenant as of the date hereof.

Tenant shall promptly notify Landlord of any such Permitted Transfer. Tenant shall remain liable for the performance of all of the obligations of Tenant hereunder, or if Tenant no longer exists because of a merger, consolidation, or acquisition, the surviving or acquiring entity shall expressly assume in writing the obligations of Tenant hereunder. Additionally, the Permitted Transferee shall comply with all of the terms and conditions of this Lease, including the Permitted Use, and the use of the Premises by the Permitted Transferee may not violate any other agreements affecting the Premises, the Building or the Project, Landlord or other tenants of the Building or the Project. No later than 30 days after the effective date of any Permitted Transfer, Tenant agrees to furnish Landlord with (A) copies of the instrument effecting any of the foregoing Transfers, (B) documentation establishing Tenant's satisfaction of the requirements set forth above applicable to any such Transfer, and (C) evidence of insurance as required under this Lease with respect to the Permitted Transferee. The occurrence of a Permitted Transfer shall not waive Landlord's rights as to any subsequent Transfers. "TANGIBLE NET WORTH" means the excess of total assets over total liabilities, in each case as determined in accordance with generally accepted accounting principles consistently applied ("GAAP"), excluding, however, from the determination of total assets all assets which would be classified as intangible assets under GAAP including goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises. Any subsequent Transfer by a Permitted Transferee shall be subject to the terms of this Section 10.

            (i)   PERMITTED SUBLEASES. Notwithstanding the provisions of this
Section 10 to contrary, Tenant shall have the right to sublease the Premises without first obtaining Landlord's consent, subject to the following terms and conditions: (1) the total amount of space under sublease at any time shall not exceed 7,000 rentable square feet of the Premises, (2) no sublease shall extend longer than six months, (3) the sublease(s) must be with a business entity having a contractual joint venture or other strategic contractual business relationship with Tenant involving the sharing of technology or customers in some capacity, (4) within 30 days after the execution of any such executed sublease, Tenant shall deliver a copy of such executed sublease and evidence of such contractual relationship to Landlord, and (5) Sections 10(f) and 10(g) shall not apply to the sublease(s) described in this Section 10(i).

      11.   INSURANCE; WAIVERS; SUBROGATION; INDEMNITY.

            (a) TENANT'S INSURANCE. Effective as of the earlier of (1) the date Tenant enters or occupies the Premises, or (2) the Commencement Date, and continuing throughout the Term, Tenant shall maintain the following insurance policies: (A) commercial general liability insurance in amounts of $3,000,000 per occurrence or, following the expiration of the initial Term, such other amounts as Landlord may from time to time reasonably require (and, if the use and occupancy of the Premises include any activity or matter that is or may be excluded from coverage under a commercial general liability policy [e.g., the sale, service or consumption of alcoholic beverages], Tenant shall obtain such endorsements to the commercial general liability policy or otherwise obtain insurance to insure all liability arising from such activity or matter [including liquor liability, if applicable] in such amounts as Landlord may reasonably require), insuring Tenant, Landlord, Landlord's property management company and Landlord's asset management company against all liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Premises and (without implying any consent by Landlord to the installation thereof) the installation, operation, maintenance, repair or removal of Tenant's Off-Premises Equipment, (B) insurance covering the full value of all alterations and improvements and betterments in the Premises, naming Landlord and Landlord's Mortgagee as additional loss payees as their interests may appear, (C) insurance covering the full value of all furniture, trade fixtures and personal property (including property of Tenant or others) in the Premises or otherwise placed in the Project by or on behalf of a Tenant Party (including Tenant's Off-Premises Equipment), (D) contractual liability insurance sufficient to cover Tenant's indemnity obligations hereunder (but only if such contractual liability insurance is not already included in Tenant's commercial general liability insurance policy), (E) worker's compensation insurance, and (F) business interruption insurance. Tenant's insurance shall provide primary coverage to Landlord when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance Landlord's policy will be excess over Tenant's policy. Tenant shall furnish to Landlord certificates of such insurance and such other evidence satisfactory to Landlord of the maintenance of all insurance coverages required hereunder at least ten days prior to the earlier of the Commencement Date or the date Tenant enters or occupies the Premises, and at least 15 days prior to each renewal of said insurance, and Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least 30 days before cancellation or a material change of any such insurance policies. All such insurance policies shall be in form, and issued by companies with an A.M. Best rating of A-VII or better, reasonably satisfactory to Landlord. If Tenant fails to comply with the foregoing insurance requirements or to deliver to Landlord the certificates or evidence of coverage required herein after five days written notice thereof from Landlord, Landlord, in addition to any other remedy available pursuant to this Lease or otherwise, may, but shall not be obligated to, obtain such insurance and Tenant shall pay to Landlord on demand the premium costs thereof, plus an administrative fee of 10% of such cost.

            (b) LANDLORD'S INSURANCE. Throughout the Term of this Lease, Landlord shall maintain, as a minimum, the following insurance policies: (1) property insurance for the Building's replacement value (excluding property required to be insured by Tenant), less a commercially-reasonable deductible if Landlord so chooses, and (2) commercial general liability insurance in an amount of not less than $3,000,000. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary. The cost of all insurance carried by Landlord with respect to the Project shall be included in Operating Costs. The foregoing insurance policies and any other insurance carried by Landlord shall be for the sole benefit of Landlord and under Landlord's sole control, and Tenant shall have no right or claim to any proceeds thereof or any other rights thereunder.

            (c) NO SUBROGATION. Landlord and Tenant each waives any claim it might have against the other for any damage to or theft, destruction, loss, or loss of use of any property, to the extent the same is insured against under any insurance policy of the types described in this Section 11 that covers the Project, the Premises, Landlord's or Tenant's fixtures, personal property, leasehold improvements, or business, or is required to be insured against under the terms hereof, regardless of whether the negligence of the other party caused such Loss (defined below). Additionally, Tenant waives any claim it may have against Landlord for any uninsured Loss to the extent such Loss is caused by a terrorist act. Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier's rights of recovery under subrogation or otherwise against the other party.

            (d) INDEMNITY. Subject to Section 11(c), Tenant shall defend, protect, indemnify, and hold harmless Landlord and its representatives and agents from and against all claims, demands, liabilities, causes of action, suits, judgments, damages, and expenses (including reasonable attorneys' fees) arising from an injury to or death of any person or the damage to or theft, destruction, loss, or loss of use of any property or inconvenience (a "LOSS"), occurring on the Premises or arising out of the installation, operation, maintenance, repair or removal of any of Tenant's Off-Premises Equipment, in each case even though caused or alleged to be caused by the negligence or fault of Landlord or its agents (other than a Loss arising from the sole or gross negligence or willful misconduct of Landlord or its agents), and even though any such claim, cause of action, or suit is based upon or alleged to be based upon the strict liability of Landlord or its agents. This indemnity is intended to indemnify Landlord and its agents against the consequences of their own negligence or fault as provided above when Landlord or its agents are jointly, comparatively, contributively, or concurrently negligent with Tenant. Subject to
Section 11(c), Landlord shall defend, protect, indemnify, and hold harmless Tenant and its agents from and against all claims, demands, liabilities, causes of action, suits, judgments, and expenses (including reasonable attorneys' fees) for any Loss arising from any occurrence in the Building's common areas, even though caused or alleged to be caused by the negligence or fault of Tenant or its agents (other than a Loss arising from the sole or gross negligence or willful misconduct of Tenant or its agents or arising out of the installation, operation, maintenance, repair or removal of any of Tenant's Off-Premises Equipment), and even though any such claim, cause of action, or suit is based upon or alleged to be based upon the strict liability of Tenant or its agents. This indemnity is intended to indemnify Tenant and its agents against the consequences of their own negligence or fault as provided above when Tenant or its agents are jointly, comparatively, contributively, or concurrently negligent with Landlord. The indemnities set forth in this Lease shall survive termination or expiration of this Lease and shall not terminate or be waived, diminished or affected in any manner by any abatement or apportionment of Rent under any provision of this Lease. If any proceeding is filed for which indemnity is required hereunder, the indemnifying party agrees, upon request therefor, to defend the indemnified party in such proceeding at its sole cost utilizing counsel satisfactory to the indemnified party.

      12.   SUBORDINATION; ATTORNMENT; NOTICE TO LANDLORD'S MORTGAGEE.

            (a) SUBORDINATION. This Lease shall be subordinate to any deed of trust, mortgage, or other security instrument (each, a "MORTGAGE"), or any ground lease, master lease, or primary lease (each, a "PRIMARY LEASE"), that now or hereafter covers all or any part of the Premises (the mortgagee under any such Mortgage, beneficiary under any such deed of trust, or the lessor under any such Primary Lease is referred to herein as a "LANDLORD'S MORTGAGEE"). Any Landlord's Mortgagee may elect, at any time, unilaterally, to make this Lease superior to its Mortgage, Primary Lease, or other interest in the Premises by so notifying Tenant in writing. The provisions of this Section shall be self-operative and no further instrument of subordination shall be required; however, in confirmation of such subordination, Tenant shall execute and return to Landlord (or such other party designated by Landlord) within ten days after written request therefor such documentation, in recordable form if required, as a Landlord's Mortgagee may reasonably request to evidence the subordination of this Lease to such Landlord's Mortgagee's Mortgage or Primary Lease (including a subordination, non-disturbance and attornment agreement) or, if the Landlord's Mortgagee so elects, the subordination of such Landlord's Mortgagee's Mortgage or Primary Lease to this Lease.

            (b) ATTORNMENT. Subject to the provisions of this Section 12, Tenant shall attorn to any party succeeding to Landlord's interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party's request, and shall execute such agreements confirming such attornment as such party may reasonably request.

            (c) NOTICE TO LANDLORD'S MORTGAGEE. Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord's Mortgagee whose address has been given to Tenant, and affording such Landlord's Mortgagee at least 30 days from receipt of such notice to perform Landlord's obligations hereunder.

            (d) LANDLORD'S MORTGAGEE'S PROTECTION PROVISIONS. If Landlord's Mortgagee shall succeed to the interest of Landlord under this Lease, Landlord's Mortgagee shall not be: (1) liable for any act or omission of any prior lessor (including Landlord); (2) bound by any rent or additional rent or advance rent which Tenant might have paid for more than the current month to any prior lessor (including Landlord), and all such rent shall remain due and owing, notwithstanding such advance payment, except to the extent transferred to or received by Landlord's Mortgagee; (3) bound by any security or advance rental deposit made by Tenant which is not delivered or paid over to Landlord's Mortgagee and with respect to which Tenant shall look solely to Landlord for refund or reimbursement; (4) bound by any termination, material amendment or modification of this Lease made without Landlord's Mortgagee's consent and written approval, except for those terminations, amendments and modifications permitted to be made by Landlord without Landlord's Mortgagee's consent pursuant to the terms of the loan documents between Landlord and Landlord's Mortgagee;
(5) subject to the defenses which Tenant might have against any prior lessor (including Landlord), except to the extent they remain applicable against Landlord's Mortgagee after Landlord's Mortgagee acquires the Building; and (6) subject to the offsets which Tenant might have against any prior lessor (including Landlord) except for those offset rights which (A) are expressly provided in this Lease or any permitted amendment thereto, (B) relate to periods of time following the acquisition of the Building by Landlord's Mortgagee, and
(C) Tenant has provided written notice to Landlord's Mortgagee and provided Landlord's Mortgagee an opportunity to cure the event giving rise to such offset event consistent with Section 12(c) above. Landlord's Mortgagee shall have no liability or responsibility under or pursuant to the terms of this Lease or otherwise after it ceases to own an interest in the Project. Nothing in this Lease shall be construed to require Landlord's Mortgagee to see to the application of the proceeds of any loan, and Tenant's agreements set forth herein shall not be impaired on account of any modification of the documents evidencing and securing any loan.

            (e) SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT. Landlord shall use reasonable efforts to obtain a subordination, non-disturbance and attornment agreement ("SNDA") substantially in the form attached hereto as Exhibit H, from the current

Landlord's Mortgagee within 90 days after the date of this Lease, and Landlord shall use reasonable efforts to obtain a SNDA from any future Landlord's Mortgagee, in a form reasonably acceptable to Tenant and such Landlord's Mortgagee or other institutional lenders. The subordination of Tenant's rights hereunder to any future Landlord's Mortgagee under Section 12(a) shall be conditioned upon such future Landlord's Mortgagee's execution and delivery of the SNDA in a form reasonably acceptable to Tenant and such Landlord's Mortgagee or other institutional lenders.

      13. RULES AND REGULATIONS. Tenant shall comply with the rules and regulations of the Project which are attached hereto as Exhibit C. Landlord may, from time to time, change such rules and regulations for the safety, care, or cleanliness of the Project and related facilities, provided that such changes are applicable to all tenants of the Project, will not unreasonably interfere with Tenant's use of the Premises and are enforced by Landlord in a non-discriminatory manner. Tenant shall be responsible for the compliance with such rules and regulations by each Tenant Party.

      14.   CONDEMNATION.

            (a) TOTAL TAKING. If the entire Building or Premises are taken by right of eminent domain or conveyed in lieu thereof (a "TAKING"), this Lease shall terminate as of the date of the Taking.

            (b) PARTIAL TAKING - TENANT'S RIGHTS. If any part of the Building becomes subject to a Taking and such Taking will prevent Tenant from conducting on a permanent basis its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within 30 days after the Taking, and Basic Rent and Additional Rent shall be apportioned as of the date of such Taking. If Tenant does not terminate this Lease, then Rent shall be abated on a reasonable basis as to that portion of the Premises rendered untenantable by the Taking.

            (c) PARTIAL TAKING - LANDLORD'S RIGHTS. If any material portion, but less than all, of the Building becomes subject to a Taking, or if Landlord is required to pay any of the proceeds arising from a Taking to a Landlord's Mortgagee in an amount exceeding $100,000, then Landlord may terminate this Lease by delivering written notice thereof to Tenant within 30 days after such Taking, and Basic Rent and Additional Rent shall be apportioned as of the date of such Taking. If Landlord does not so terminate this Lease, then this Lease will continue, but if any portion of the Premises has been taken, Rent shall abate as provided in the last sentence of Section 14(b). Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure.

            (d) TEMPORARY TAKING. If all or any portion of the Premises becomes subject to a Taking for a limited period of time, this Lease shall remain in full force and effect and Tenant shall continue to perform all of the terms, conditions and covenants of this Lease, including the payment of Basic Rent and all other amounts required hereunder. Tenant shall be entitled to receive the entire award made in connection with any other temporary condemnation or other taking attributable to any period within the Term. Landlord shall be entitled to the entire award for any such temporary condemnation or other taking which relates to a period after the expiration of the Term or which is allocable to the cost of restoration of the Premises. If any such temporary condemnation or other taking terminates prior to the expiration of the Term, Tenant shall restore the Premises as nearly as possible to the condition prior to the condemnation or other taking, at Tenant's sole cost and expense; provided that, Tenant shall receive the portion of the award attributable to such restoration and excepting damage to the Premises from any intervening casualty. Tenant may, at its election, deem any temporary Taking which exceeds 180 days in duration as a partial Taking under Section 14(b).

            (e) AWARD. If any Taking occurs, then Landlord shall receive the entire award or other compensation for the Land, the Building, and other improvements taken; however, Tenant may separately pursue a claim (to the extent it will not reduce Landlord's award) against the condemnor for the value of Tenant's personal property which Tenant is entitled to remove under this Lease, moving and relocation costs, and loss of business.

      15.   FIRE OR OTHER CASUALTY.

            (a) REPAIR ESTIMATE. If the Premises or the Building are damaged by fire or other casualty (a "CASUALTY"), Landlord shall, within 75 days after such Casualty, deliver to Tenant a good faith estimate (the "DAMAGE NOTICE") of the time needed to repair the damage caused by such Casualty.

            (b) TENANT'S RIGHTS. If a material portion of the Premises is damaged by Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord reasonably estimates that the damage caused thereby cannot be repaired within 210 days after the commencement of repairs (the "REPAIR PERIOD"), then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within 30 days after the Damage Notice has been delivered to Tenant.

            (c) LANDLORD'S RIGHTS. If a Casualty damages the Premises or a material portion of the Building and (1) Landlord reasonably estimates that the damage to the Premises cannot be repaired within the Repair Period using reasonable diligence, (2) the damage to the Premises exceeds 50% of the replacement cost thereof (excluding foundations and footings), as reasonably estimated by Landlord, and such damage occurs during the last two years of the Term, (3) regardless of the extent of damage to the Premises, the damage is not fully covered (including deductibles) by Landlord's insurance policies or Landlord makes a good faith and reasonable determination that restoring the Building would be uneconomical, or (4) Landlord is required to pay any insurance proceeds arising out of the Casualty to a Landlord's Mortgagee in an amount exceeding $150,000, then Landlord may terminate this Lease by giving written notice of its election to terminate within 30 days after the Damage Notice has been delivered to Tenant.

            (d) REPAIR OBLIGATION. If neither party elects to terminate this Lease following a Casualty, then Landlord shall, within a reasonable time after such Casualty, begin to repair the Premises and shall proceed with reasonable diligence to restore the Premises to substantially the same condition as they existed immediately before such Casualty; however, Landlord shall not be required to repair or replace any alterations or betterments within the Premises required to be covered by Tenant's insurance hereunder (which shall be promptly and with due diligence repaired and restored by Tenant at Tenant's sole cost and expense) or any furniture, equipment, trade fixtures or personal property of Tenant or others in the Premises or the Building, and Landlord's obligation to repair or restore the Premises shall be limited to the extent of the insurance proceeds actually received after pursuing reasonable negotiation with the insurer by Landlord for the Casualty in question, plus deductibles, unless caused or created by Landlord's gross negligence or willful misconduct. If this Lease is terminated under the provisions of this Section 15, Landlord shall be entitled to the full proceeds of the insurance policies providing coverage for all alterations, improvements and betterments in the Premises, except to the extent they constitute Tenant's trade fixtures and Tenant shall have no obligation to restore or repair same.

            (e) WAIVER OF STATUTORY PROVISIONS. The provisions of this Lease, including this Section 15, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises or the Building and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises or the Building.

            (f) ABATEMENT OF RENT. If the Premises are damaged by Casualty, Rent for the portion of the Premises rendered untenantable by the damage shall be abated on a reasonable basis from the date of damage until the completion of Landlord's repairs (or until the date of termination of this Lease by Landlord or Tenant as provided above, as the case may be), unless a Tenant Party caused such damage, in which case, Tenant shall continue to pay Rent without abatement to the extent insurance proceeds are not available to Landlord therefor.

      16. PERSONAL PROPERTY TAXES. Tenant shall be liable for all taxes levied or assessed against personal property, furniture, or fixtures placed by Tenant in the Premises or in or on the Building or Project. If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and Landlord elects to pay the same, or if the assessed value of Landlord's property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord, within 30 days following written request therefor, the part of such taxes for which Tenant is primarily liable hereunder; however, Landlord shall not pay such amount if Tenant notifies Landlord that it will contest the validity or amount of such taxes before Landlord makes such payment, and thereafter diligently proceeds with such contest in accordance with Law and if the non-payment thereof does not pose a threat of loss or seizure of the Project or interest of Landlord therein or impose any fee or penalty against Landlord.

      17. EVENTS OF DEFAULT. Each of the following occurrences shall be an "EVENT OF DEFAULT":

            (a) PAYMENT DEFAULT. Tenant's failure to pay Rent within five days after Landlord has delivered written notice to Tenant that the same is due (any such written notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 or any similar or successor law); however, an Event of Default shall occur hereunder without any obligation of Landlord to give any notice if Tenant fails to pay Rent when due and, during the 12-month interval preceding such failure, Landlord has given Tenant written notice of failure to pay Rent on two or more occasions;

            (b)   ABANDONMENT. Tenant abandons the Premises;

                  (c) ESTOPPEL. Tenant fails to provide any estoppel certificate after Landlord's written request therefor pursuant to Section 25(e) and such failure shall continue for five days after Landlord's second written notice thereof to Tenant;

                  (d) INSURANCE. Tenant fails to procure, maintain and deliver to Landlord evidence of the insurance policies and coverages as required under and in accordance with Section 11(a);

                  (e) MECHANIC'S LIENS. Tenant fails to pay and release of record, or diligently contest and bond around, any mechanic's lien filed against the Premises or the Project for any work performed, materials furnished, or obligation incurred by or at the request of Tenant, within the time and in the manner required by Section 8(d);

                  (f) OTHER DEFAULTS. Tenant's failure to perform, comply with, or observe any other agreement or obligation of Tenant under this Lease and the continuance of such failure for a period of more than 30 days after Landlord has delivered to Tenant written notice thereof (any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 or any similar or successor law); and

                  (g) INSOLVENCY. The filing of a petition by or against Tenant (the term "TENANT" shall include, for the purpose of this Section 17(g), any guarantor of Tenant's obligations hereunder) (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any state or federal debtor relief law; (3) for the appointment of a liquidator or receiver for all or substantially all of Tenant's property or for Tenant's interest in this Lease;
(4) for the reorganization or modification of Tenant's capital structure; or (5) in any assignment for the benefit of creditors proceeding; however, if such a petition is filed against Tenant, then such filing shall not be an Event of Default unless Tenant fails to have the proceedings initiated by such petition dismissed within 90 days after the filing thereof.

      18. REMEDIES. Upon any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by law or equity, take any one or more of the following actions, each and all of which shall be cumulative and non-exclusive, without notice or demand whatsoever:

            (a) TERMINATION OF LEASE. Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in Rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

                  (1) The worth at the time of award of any unpaid Rent which has been earned at the time of such termination; plus

                  (2) The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                  (3) The worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                  (4) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

                  (5) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable Law.

      The term "Rent" as used in this Section 18(a) shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 18(a)(1) and 18(a)(2) above, the "worth at the time of award" shall be computed by allowing interest at the Interest Rate set forth in Section 5 of this Lease, but in no case greater than the maximum amount of such interest permitted by Law. As used in Section 18(a)(3) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

            (b) ENFORCEMENT OF LEASE. Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

            (c) SUBLESSEES OF TENANT. Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this
Section 18, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord's sole discretion, succeed to Tenant's interest in such subleases, licenses, concessions or arrangements. In the event of Landlord's election to succeed to Tenant's interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

            (d) EFFORTS TO RELET. For the purposes of this Section 18, Tenant's right to possession shall not be deemed to have been terminated by efforts of Landlord to relet the Premises, by its acts of maintenance or preservation with respect to the Premises, or by appointment of a receiver to protect Landlord's interests hereunder. The foregoing enumeration is not exhaustive, but merely illustrative of acts which may be performed by Landlord without terminating Tenant's right to possession.

      19.   PAYMENT BY TENANT; NON-WAIVER; CUMULATIVE REMEDIES.

            (a) PAYMENT BY TENANT. Upon any Event of Default, Tenant shall pay to Landlord all costs incurred by Landlord (including court costs and reasonable attorneys' fees and expenses) in (1) obtaining possession of the Premises, (2) removing and storing Tenant's or any other occupant's property, (3) repairing, restoring, altering, remodeling, or otherwise putting the Premises into condition reasonably acceptable to a new tenant, (4) performing Tenant's obligations which Tenant failed to perform, and (5) enforcing, or advising Landlord of, its rights, remedies, and recourses arising out of the default. To the full extent permitted by law, Landlord and Tenant agree the federal and state courts of the state in which the Premises are located shall have exclusive jurisdiction over any matter relating to or arising from this Lease and the parties' rights and obligations under this Lease.

            (b) NO WAIVER. Landlord's acceptance of Rent following an Event of Default shall not waive Landlord's rights regarding such Event of Default. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord's rights regarding any future violation of such term. Landlord's acceptance of any partial payment of Rent shall not waive Landlord's rights with regard to the remaining portion of the Rent that is due, regardless of any endorsement or other statement on any instrument delivered in payment of Rent or any writing delivered in connection therewith; accordingly, Landlord's acceptance of a partial payment of Rent shall not constitute an accord and satisfaction of the full amount of the Rent that is due. Landlord's acceptance of a partial Rent payment shall not constitute a waiver of any of Landlord's rights available under this Lease or at law or equity, including, without limitation, the right to recover possession of the Premises.

            (c)   CUMULATIVE REMEDIES. Any and all remedies set forth in this
Lease: (1) shall be in addition to any and all other remedies Landlord may have at law or in equity, (2) shall be cumulative, and (3) may be pursued successively or concurrently as Landlord may elect. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future. Additionally, Tenant shall defend, indemnify, protect and hold harmless Landlord, Landlord's Mortgagee and their respective representatives and agents from and against all claims, demands, liabilities, causes of action, suits, judgments, damages and expenses (including reasonable attorneys' fees) arising from Tenant's failure to perform its obligations under this Lease.

      20.   INTENTIONALLY DELETED.

      21. SURRENDER OF PREMISES. No act by Landlord shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. At the expiration or termination of this Lease, Tenant shall deliver to Landlord the Premises with all improvements located therein in good repair and condition, free of Hazardous Materials placed on the Premises by Tenant or a Tenant Party during the Term, broom-clean, reasonable wear and tear (and condemnation and Casualty damage, as to which Sections 14 and 15 shall control) excepted, and shall deliver to Landlord all keys to the Premises. Provided that Tenant has performed all of its obligations hereunder, Tenant may remove all unattached trade fixtures, furniture, and personal property placed in the Premises or elsewhere in the Building by Tenant (but Tenant may not remove any such item which was paid for, in whole or in part, by Landlord or any wiring or cabling facilities or improvements unless Landlord requires such removal). Additionally, at Landlord's option, Tenant shall remove such alterations (including the Pre-approved Alterations), additions, improvements, trade fixtures, personal property, equipment, wiring, conduits, cabling, and furniture (including Tenant's Off-Premises Equipment) installed by or for Tenant as Landlord may request; however, Tenant shall not be required to remove any addition or improvement to the Premises or the Project unless Landlord has notified Tenant in writing in accordance herewith that the improvement or addition in question need be removed. Tenant shall repair all damage caused by such removal. All items not so removed shall, at Landlord's option, be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items. The provisions of this Section 21 shall survive the end of the Term.

      22. HOLDING OVER. If Tenant fails to vacate the Premises at the end of the Term, then Tenant shall be a tenant at sufferance and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over, (a) Tenant shall pay, in addition to the other Rent, Basic Rent equal to the greater of (1) 150% of the Basic Rent payable during the last month of the Term, or (2) 125% of the prevailing rental rate in the Building for similar space, and (b) Tenant shall otherwise continue to be subject to all of Tenant's obligations under this Lease. The provisions of this Section 22 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.

      23. CERTAIN RIGHTS RESERVED BY LANDLORD. Provided that the exercise of such rights does not unreasonably interfere with Tenant's use and occupancy of the Premises, and subject to any other provisions of this Lease, Landlord shall have the following rights:

            (a) BUILDING OPERATIONS. To decorate and to make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Project, or any part thereof; to enter upon the Premises (after giving Tenant reasonable notice thereof, which may be oral notice, of not less than 24 hours, except in cases of real or apparent emergency, in which case no notice shall be required) and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Building; to interrupt or temporarily suspend Building services and facilities; to change the name of the Building; and to change the arrangement and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms, or other public parts of the Building;

            (b) SECURITY. To take such reasonable measures as Landlord deems advisable for the security of the Building and its occupants; evacuating the Building for cause, suspected cause, or for drill purposes with reasonable prior notice to Tenant; temporarily denying access to the Building; and closing the Building after normal business hours and on Sundays and holidays, subject, however, to Tenant's right to enter when the Building is closed after normal business hours under such reasonable regulations as Landlord may prescribe from time to time;

            (c) PROSPECTIVE PURCHASERS AND LENDERS. To enter the Premises at all reasonable hours to show the Premises to prospective purchasers or lenders; and

            (d) PROSPECTIVE TENANTS. At any time during the last 12 months of the Term (or earlier if Tenant has notified Landlord in writing that it does not desire to renew the Term) or at any time following the occurrence of an Event of Default, to enter the Premises at all reasonable hours upon not less than 24 hours prior notice to show the Premises to prospective tenants.

      24.   INTENTIONALLY DELETED.

      25.   MISCELLANEOUS.

            (a) LANDLORD TRANSFER. Landlord may transfer any portion of the Project and any of its rights under this Lease. If Landlord assigns its rights under this Lease, then Landlord shall thereby be released from any further obligations hereunder arising after the date of transfer, provided that the assignee assumes in writing Landlord's obligations hereunder arising from and after the transfer date.

            (b) LANDLORD'S LIABILITY; TENANT'S LIABILITY. The liability of Landlord (and its partners, shareholders or members) to Tenant (or any person or entity claiming by, through or under Tenant) for any default by Landlord under the terms of this Lease or any matter relating to or arising out of the occupancy or use of the Premises and/or other areas of the Building shall be, except to the extent attributable to the gross negligence or willful or intentional misconduct of Landlord, limited to Tenant's actual direct, but not consequential, damages therefor and shall be recoverable only from the interest of Landlord in the Building, and Landlord (and its partners, shareholders or members) shall not be personally liable for any deficiency. Except for any damages which Landlord may suffer because of Tenant's holding over in the Premises following the expiration of the Term (for which Landlord may recover consequential damages from Tenant), the liability of Tenant to Landlord for any monetary damages arising from any default by Tenant under the terms of this Lease shall be limited to Landlord's actual direct, but not consequential damages therefor. Nothing in this Section 25(b) shall affect or limit Landlord's rights to file legal actions to recover possession of the Premises, or for injunctive relief against Tenant, or any other non-monetary relief as provided in Sections 18 or 19 of this Lease.

            (c) FORCE MAJEURE. Other than for Tenant's obligations under this Lease that can be performed by the payment of money (e.g., payment of Rent and maintenance of insurance) or as otherwise expressly provided herein, whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, terrorist acts or activities, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such party.

            (d) BROKERAGE. Neither Landlord nor Tenant has dealt with any broker or agent in connection with the negotiation or execution of this Lease, other than Landlord's broker, CPS - Commercial Property Services Company (J. Houston/M.McSwain), and Tenant's broker, Cushman & Wakefield of California, Inc. (R. Gage), whose commission shall be paid by Landlord pursuant to a separate written agreement. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys' fees, liens and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party.

            (e) ESTOPPEL CERTIFICATES. From time to time, Tenant shall furnish to any party designated by Landlord, within ten business days after Landlord has made a request therefor, a certificate signed by Tenant confirming and containing such factual certifications and representations as to this Lease as Landlord may reasonably request. Unless otherwise required by Landlord's Mortgagee or a prospective purchaser or mortgagee of the Project, the initial form of estoppel certificate to be signed by Tenant is attached hereto as Exhibit F. If Tenant does not deliver to Landlord the certificate signed by Tenant within such required time period, Landlord, Landlord's Mortgagee and any prospective purchaser or mortgagee, may conclusively presume and rely upon the following facts: (1) this Lease is in full force and effect, (2) the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord, (3) not more than one monthly installment of Basic Rent and other charges have been paid in advance, (4) there are no claims against Landlord nor any defenses or rights of offset against collection of Rent or other charges, and (5) Landlord is not in default under this Lease. In such event, Tenant shall be estopped from denying the truth of the presumed facts, except to the extent of manifest error or intentional misrepresentations of Landlord.

            (f) NOTICES. All notices and other communications given pursuant to this Leaseshall be in writing and shall be (1) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address specified in the Basic Lease Information, (2) hand delivered to the intended addressee, (3) sent by a nationally recognized overnight courier service, or (4) sent by facsimile transmission during normal business hours followed by a confirmatory letter sent in another manner permitted hereunder. All notices shall be effective upon delivery to the address of the addressee. The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision.

            (g) SEPARABILITY. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

            (h) AMENDMENTS; BINDING EFFECT; NO ELECTRONIC RECORDS. This Lease may not be amended except by instrument in writing signed by Landlord and Tenant. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord, and no custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof. Landlord and Tenant hereby agree not to conduct the transactions or communications contemplated by this Lease by electronic means, except by facsimile transmission as specifically set forth in Section 25(f); nor shall the use of the phrase "in writing" or the word "written" be construed to include electronic communications except by facsimile transmissions as specifically set forth in Section 25(f). The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord's Mortgagee, no third party shall be deemed a third party beneficiary hereof.

            (i) QUIET ENJOYMENT. Provided Tenant has performed all of its obligations hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, but not otherwise, subject to the terms and conditions of this Lease.

            (j) NO MERGER. There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

            (k) NO OFFER. The submission of this Lease to Tenant shall not be construed as an offer, and Tenant shall not have any rights under this Lease unless Landlord executes a copy of this Lease and delivers it to Tenant.

            (l) ENTIRE AGREEMENT. This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto. Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith. The normal rule of construction that any ambiguities be resolved against the drafting party shall not apply to the interpretation of this Lease or any exhibits or amendments hereto.

            (m) WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT PERMITTED BY LAW, LANDLORD AND TENANT EACH WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LITIGATION OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE ARISING OUT OF OR WITH RESPECT TO THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

            (n) GOVERNING LAW. This Lease shall be governed by and construed in accordance with the laws of the state in which the Premises are located.

            (o) RECORDING. Tenant shall not record this Lease or any memorandum of this Lease without the prior written consent of Landlord, which consent may be withheld or denied in the sole and absolute discretion of Landlord, and any recordation by Tenant shall be a material breach of this Lease. Tenant grants to Landlord a power of attorney to execute and record a release releasing any such recorded instrument of record that was recorded without the prior written consent of Landlord.

            (p) JOINT AND SEVERAL LIABILITY. If Tenant is comprised of more than one party, each such party shall be jointly and severally liable for Tenant's obligations under this Lease. All unperformed obligations of Tenant hereunder not fully performed at the end of the Term shall survive the end of the Term, including payment obligations with respect to Rent and all obligations concerning the condition and repair of the Premises.

            (q) FINANCIAL REPORTS. Within 15 days after Landlord's request, Tenant will furnish Tenant's most recent audited financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant or, failing those, Tenant's internally prepared financial statements. If Tenant is a publicly traded corporation, Tenant may satisfy its obligations hereunder by providing to Landlord Tenant's most recent annual and quarterly reports. Tenant will discuss its financial statements with Landlord and, following the occurrence of an Event of Default hereunder, will give Landlord access to Tenant's books and records in order to enable Landlord to verify the financial statements. Landlord will not disclose any aspect of Tenant's financial statements that Tenant designates to Landlord as confidential except (1) to Landlord's Mortgagee or prospective mortgagees or purchasers of the Building, (2) in litigation between Landlord and Tenant, and/or (3) if required by court order. Tenant shall not be required to deliver the financial statements required under this Section 25(q) more than once in any 12-month period unless requested by Landlord's Mortgagee or a prospective buyer or lender of the Building or an Event of Default occurs.

            (r) LANDLORD'S FEES. Whenever Tenant requests Landlord to take any action not required of it hereunder or give any consent or approval required or permitted under this Lease (any such consent or approval of Landlord shall not be unreasonably withheld, conditioned or delayed, except as otherwise expressly provided in this Lease), Tenant will reimburse Landlord for Landlord's reasonable, out-of-pocket costs payable to third parties and incurred by Landlord in reviewing the proposed action or consent, including reasonable attorneys', engineers' or architects' fees, within 30 days after Landlord's delivery to Tenant of a statement of such costs. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action. If Landlord reasonably believes that the out-of-pocket costs payable to third parties to be incurred by Landlord in reviewing the proposed action or consent will exceed $1,000, Landlord will first notify Tenant of such cost estimate before proceeding with such third party expenses. If Tenant fails to consent to such additional costs and expenses within five business days after Landlord's written notification to Tenant thereof, Tenant shall be deemed to have rescinded its request for such action or consent.

            (s) ATTORNEYS' FEES. In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party therein, shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

            (t) TELECOMMUNICATIONS. Tenant and its telecommunications companies, including local exchange telecommunications companies and alternative access vendor services companies, shall have no right of access to and within the Building other than the Premises, for the installation and operation of telecommunications systems, including voice, video, data, Internet, and any other services provided over wire, fiber optic, microwave, wireless, and any other transmission systems ("TELECOMMUNICATIONS SERVICES"), for part or all of Tenant's telecommunications within the Building and from the Building to any other location without Landlord's prior written consent. All providers of Telecommunications Services shall be required to comply with the rules and regulations of the Building, applicable Laws and Landlord's policies and practices for the Building. Tenant acknowledges that Landlord shall not be required to provide or arrange for any Telecommunications Services and that Landlord shall have no liability to any Tenant Party in connection with the installation, operation or maintenance of Telecommunications Services or any equipment or facilities relating thereto. Tenant, at its cost and for its own account, shall be solely responsible for obtaining all Telecommunications Services.

            (u)   INTENTIONALLY DELETED.

            (v) AUTHORITY. Tenant (if a corporation, partnership or other business entity) hereby represents and warrants to Landlord that Tenant is a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Tenant has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Tenant is authorized to do so. Landlord hereby represents and warrants to Tenant that Landlord is a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Landlord has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Landlord is authorized to do so.

            (w) HAZARDOUS MATERIALS. The term "HAZARDOUS MATERIALS" means any substance, material, or waste which is now or hereafter classified or considered to be hazardous, toxic, or dangerous under any Law relating to pollution or the protection or regulation of human health, natural resources or the environment, or poses or threatens to pose a hazard to the health or safety of persons on the Premises or in the Project. Tenant shall not use, generate, store, or dispose of, or permit the use, generation, storage or disposal of Hazardous Materials on or about the Premises or the Project except in a manner and quantity necessary for the ordinary performance of

Tenant's business, and then in compliance with all Laws. If Tenant breaches its obligations under this Section 25(w), Landlord may immediately take any and all action reasonably appropriate to remedy the same, including taking all appropriate action to clean up or remediate any contamination resulting from Tenant's use, generation, storage or disposal of Hazardous Materials. Notwithstanding Landlord's indemnity contained in Section 11(d), Tenant shall defend, protect, indemnify, and hold harmless Landlord and its representatives and agents from and against any and all claims, demands, liabilities, causes of action, suits, judgments, damages and expenses (including reasonable attorneys' fees and cost of clean up and remediation) arising from Tenant's failure to comply with the provisions of this Section 25(w). This indemnity provision shall survive termination or expiration of this Lease.

            (x) PARKING. Tenant may use up to the number of unreserved parking spaces set forth below in the parking facilities associated with the Building (the "PARKING AREA") subject to such terms, conditions and regulations as are from time to time applicable to patrons of the Parking Area. Regardless of whether Tenant elects to use such parking spaces, Tenant shall pay to Landlord, contemporaneously with the payment of Basic Rent, parking rent (plus all applicable taxes), during the initial Term equal to the rate then established by Landlord for reserved and unreserved parking spaces, as applicable, in the Parking Area, which are consistent with prevailing market rates for such parking.

                  Suite Number                       Unreserved Parking Spaces

                  800, 1500, Server Room             76
                  1350                               17
                  1300                               18
                  Temporary Space                    21

                  Summary of Unreserved Parking Spaces:

                  Lease Month                        Unreserved Parking Spaces

                  1-Suite 1350 CD                    97
                  Suite 1350 CD-Suite 1300 CD        114
                  Suite 1300 CD-84                   111

      Tenant shall at all times comply with all Laws respecting the use of the Parking Area. Landlord reserves the right to adopt, modify, and enforce reasonable rules and regulations governing the use of the Parking Area from time to time including any key-card, sticker, or other identification or entrance systems and hours of operations. Landlord may refuse to permit any person who violates such rules and regulations to park in the Parking Area, and any violation of the rules and regulations shall subject the car to removal from the Parking Area.

      Tenant may validate visitor parking by such method or methods as Landlord may approve, at the validation rate from time to time generally applicable to visitor parking. Unless specified to the contrary above, the parking spaces provided hereunder shall be provided on an unreserved, "first-come, first served" basis. Tenant acknowledges that Landlord has arranged or may arrange for the Parking Area to be operated by an independent contractor, not affiliated with Landlord.

      There will be a reasonable replacement charge payable by Tenant equal to the amount posted from time to time by Landlord for loss of any magnetic parking card or parking sticker issued by Landlord.

      If, for any reason, Landlord is unable to provide all or any portion of the parking spaces to which Tenant is entitled hereunder, then Tenant's obligation to pay for such parking spaces shall be abated for so long as Tenant does not have the use thereof; this abatement shall be in full settlement of all claims that Tenant might otherwise have against Landlord because of Landlord's failure or inability to provide Tenant with such parking spaces. Landlord shall not be responsible for enforcing Tenant's parking rights against any third parties.

            (y) SIGNAGE. Tenant shall not erect or maintain any temporary or permanent sign on or about the Premises, the Building or the Project or visible from the exterior without obtaining prior written approval from Landlord, which may be granted or withheld in Landlord's sole and absolute discretion. Any request for approval of a sign shall be made in such detail, as Landlord shall request. All signs, whether erected by Landlord or Tenant, shall conform to Landlord's building standard signage and to all laws, ordinances, rules, regulations, permits, covenants, conditions, restrictions, and easements pertaining to signs, and shall be at Tenant's expense. In the event of a violation of the foregoing by Tenant, Landlord may remove same without any liability, and may charge the expense incurred in such removal to Tenant. Tenant shall remove all approved signs, which it has erected upon the termination of the Lease and repair all damage caused by such removal. Notwithstanding the foregoing, in the event Tenant or a Permitted Transferee (other than a Permitted Transferee who is merely subleasing from Tenant) occupies four full floors in the Building as a direct tenant pursuant to this Lease, Tenant or such Permitted Transferee (who is not merely subleasing from Tenant) shall have the right to install, at Tenant's sole cost and expense, Building parapet signage, subject to
(i) the then existing zoning requirements, and (ii) the prior approval of the City of San Jose. Landlord shall also have the right to approve the name of the entity on such sign and the design of same.

            (z) LIST OF EXHIBITS. All exhibits and attachments attached hereto are incorporated herein by this reference; provided that the terms of the primary Lease document shall control any inconsistencies therewith.

            Exhibit A -   Outline of Premises

            Exhibit B -   Description of the Land

            Exhibit C -   Building Rules and Regulations

            Exhibit D -   Tenant Finish-Work

            Exhibit D-1-  Space Plan

            Exhibit E -   Form of Confirmation of Commencement Date Letter

            Exhibit F -   Form of Tenant Estoppel Certificate

            Exhibit G -   Outline of Temporary Space

            Exhibit H -   Form of SNDA

            Exhibit I -   Suite 1400 Expansion Space and
                          Suite 1450 Expansion Space

            Exhibit J -   Suite 1200 Expansion Space

      26.   RENEWAL OPTION.

            (a) GRANT OF OPTION. Provided no Event of Default then exists and Tenant or a Permitted Transferee (other than a Permitted Transferee who is merely subleasing from Tenant) is then occupying at least 75% of the Renewal Premises (as defined below) at the time of such election, Tenant or such Permitted Transferee (who is not merely subleasing from Tenant) may renew this Lease with respect to any portion of the Premises, but not less than a full floor (the "RENEWAL PREMISES") for two additional periods of 36 months each (each, an "EXTENDED TERM"), by delivering written notice of the exercise of each such option to Landlord not earlier than 12 months nor later than nine months before the expiration of the then Term.

            (b) BASIC RENT. The Basic Rent payable for each month during each such Extended Term shall be 95% of the prevailing rental rate (the "PREVAILING RENTAL RATE"), at the commencement of each such Extended Term, for renewals of space in the Building or other Class "A" office buildings in the downtown San Jose area (defined as (1) Fairmont Plaza, located at 50 W. San Fernando, (2) Opus, located at 225 W. Santa Clara, (3) 10 Almaden, and (4) Riverpark

Towers, located at 333 w. San Carlos (collectively, the "CLASS A SAN JOSE Buildings")), of equivalent use, quality, size, utility and location. The determination of the Prevailing Rental Rate for such renewals of space shall also reflect any tenant improvements, free rent and other economic concessions, brokerage commissions, annual escalations, if any, and any other incentives or allowances then being typically provided and with the length of the extended Term and the credit standing of Tenant also to be taken into account. Within 20 business days after receipt of Tenant's notice to renew for each option period, Landlord shall deliver to Tenant written notice of the Prevailing Rental Rate for such Extended Term and shall advise Tenant of the required adjustment to Basic Rent, if any, and the other terms and conditions offered. Tenant shall, within ten days after receipt of Landlord's notice, notify Landlord in writing whether Tenant accepts or rejects Landlord's determination of the Prevailing Rental Rate for each Extended Term. If Tenant timely notifies Landlord that Tenant accepts Landlord's determination of the Prevailing Rental Rate for each Extended Term, then, on or before the commencement date of such Extended Term, Landlord and Tenant shall execute an amendment to this Lease extending the Term on the same terms provided in this Lease, except as follows:

                  (1) Basic Rent for each Extended Term shall be adjusted to 95% of the then Prevailing Rental Rate;

                  (2) The Expense Stop and Base Tax Year shall be adjusted to the calendar year of the commencement date of such Extended Term.

                  (3) After Tenant has exercised both options hereunder, Tenant shall have no further renewal option unless expressly granted by Landlord in writing;

                  (4) Landlord shall lease to Tenant the Renewal Premises in their then current condition, and Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, and the like) or other tenant inducements, except as otherwise agreed by Landlord and Tenant; and

                  (5) Tenant shall pay for the parking spaces which it is entitled to use at the rates from time to time charged to patrons of the Parking Area and/or any other parking area associated with the Building during each Extended Term (plus all applicable taxes).

      If Tenant disagrees with Landlord's determination of Prevailing Rental Rate for either Extended Term, Tenant may, but only within ten days after receipt of Landlord's notice, require by written notice to Landlord that the determination of Prevailing Rental Rate for such Extended Term be made by brokers. In such event, within ten days thereafter, each party shall select a qualified commercial real estate broker with at least ten years experience in appraising the Class A San Jose Buildings. The two brokers shall give their opinion of Prevailing Rental Rate for such Extended Term and other terms within 20 days after their retention. In no event, however, shall the Basic Rent in the first year of each Extended Term be less than $2.55 per rentable square foot of the Renewal Premises. In the event the opinions of the two brokers differ and, after good faith efforts over the succeeding 20-business day period, they cannot mutually agree, the brokers shall immediately and jointly appoint a third broker with the qualifications specified above. This third broker shall immediately (within five business days) choose either the determination of Landlord's broker or Tenant's broker and such choice of this third broker shall be final and binding on Landlord and Tenant. Each party shall pay its own costs for its real estate broker. The parties shall equally share the costs of any third broker. The parties shall immediately confirm the Renewal Premises, Extended Term, Basic Rent and other terms and conditions so determined, in writing.

            (c) TERMINATION OF OPTION. Tenant's rights under this Section 26 shall terminate if (1) this Lease or Tenant's right to possession of the Premises is terminated, (2) Tenant assigns any of its interest in this Lease (other than to Permitted Transferee but not including any Permitted Transferees that are merely subtenants of Tenant) or sublets more than 25% of the

Renewal Premises, or (3) Tenant fails to timely exercise its option under this
Section 26, time being of the essence with respect to Tenant's exercise thereof.

      27. SATELLITE EQUIPMENT. Provided that Tenant complies with the terms of this Section 27, Tenant may, at its sole risk and expense, install one reasonably sized dish/antenna and related wiring (the "SATELLITE EQUIPMENT") on the roof of the Building at a location approved by Landlord for Tenant's personal, nonprofit use, and may use existing and common area passageways in the Building for ingress and egress to and from the roof as coordinated with Landlord. No direct revenue can be generated or earned by Tenant from such installation and operation without Landlord's prior written consent to be evidenced by entry into a separate document known as Landlord's Antenna Site Agreement. Before installing the Satellite Equipment, Tenant shall submit to Landlord for its approval (which approval shall be in Landlord's reasonable discretion) plans and specifications which (a) specify in detail the design, location, size, and frequency of the Satellite Equipment and (b) are sufficiently detailed to allow for the installation of the Satellite Equipment in a good and workmanlike manner and in accordance with all Laws. If Landlord approves of such plans, Tenant shall install (in a good and workmanlike manner), maintain and use the Satellite Equipment in accordance with all Laws and shall obtain all permits required for the installation and operation thereof; copies of all such permits must be submitted to Landlord before Tenant begins to install the Satellite Equipment. Tenant shall provide five days prior written notice to Landlord and Landlord's property manager of its installation commencement date. Tenant shall maintain all permits necessary for the maintenance and operation of the Satellite Equipment while it is on the Building and operate and maintain the Satellite Equipment in such a manner so as not to unreasonably interfere with any other satellite, antennae, or other transmission facility on the Building's roof or in the Building; provided however, that should such interference occur, Tenant must eliminate such interference or remove its Satellite Equipment. Landlord may require that Tenant screen the Satellite Equipment with a parapet wall or other screening device reasonably acceptable to Landlord. Tenant shall maintain the Satellite Equipment and the screening therefor in good repair and condition. Tenant shall, at its sole risk and expense, remove the Satellite Equipment, within five days after the occurrence of any of the following events: (1) the termination of Tenant's right to possess the Premises; (2) the termination of the Lease; (3) the expiration of the Term; or (4) Tenant's vacating the Premises. If Tenant fails to do so, Landlord may remove the Satellite Equipment and store or dispose of it in any manner Landlord deems appropriate without liability to Landlord; Tenant shall reimburse Landlord for all costs incurred by Landlord in connection therewith within ten days after Landlord's request therefor. Tenant shall repair any damage to the Building caused by or relating to the Satellite Equipment, including that which is caused by its installation, maintenance, use, or removal and shall indemnify Landlord against all liabilities, losses, damages, and costs (a "LOSS") arising from the installation, maintenance, use, or removal of the Satellite Equipment, including that caused by Landlord's negligence (unless the Loss in question was caused by Landlord's sole or gross negligence or willful misconduct). All work relating to the Satellite Equipment shall, at Tenant's sole risk and expense, be coordinated with and comply with the requirements of Landlord's property manager.

      28.   LETTER OF CREDIT.

            (a) GENERAL PROVISIONS. Concurrently with Tenant's execution of this Lease, Tenant shall deliver to Landlord, as collateral for the full performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer as a result of any default by Tenant under this lease, a standby, unconditional, irrevocable, transferable letter of credit (the "LETTER OF CREDIT") containing the terms required herein, in the face amount of $390,135.36 (the "LETTER OF CREDIT AMOUNT"), naming Landlord as beneficiary, issued (or confirmed) by a financial institution acceptable to Landlord in Landlord's reasonable discretion, permitting multiple and partial draws thereon, and otherwise in form acceptable to Landlord in its reasonable discretion. Except as set forth below in Section 28(f), Tenant shall cause the Letter of Credit to be continuously maintained in effect (whether through replacement, renewal or extension) in the Letter of Credit Amount through the date (the "FINAL LC EXPIRATION DATE") that is 60 days after the scheduled expiration date of the term or any renewal Term. If the Letter of Credit held by Landlord expires earlier than the Final LC Expiration Date (whether by reason of a stated expiration date or a notice of termination or non-renewal given by the issuing bank), Tenant shall deliver a new Letter of Credit or certificate of renewal or extension to Landlord not later than 30 days prior to the expiration date of the Letter of Credit then held by Landlord. Any renewal or replacement Letter of Credit shall comply with all of the provisions of this Section 28, shall be irrevocable, transferable and shall remain in effect (or be automatically renewable) through the Final LC Expiration Date upon the same terms as the expiring Letter of Credit or such other terms as may be acceptable to Landlord in its sole discretion.

            (b) DRAWINGS UNDER LETTER OF CREDIT. Landlord shall have the right to draw upon the Letter of Credit, in whole or in part, at any time and from time to time:

                  (1) If an Event of Default occurs which is not cured within any applicable grace and cure period; or

                  (2) If the Letter of Credit held by Landlord expires earlier than the Final Letter of Credit Expiration Date (whether by reason of a stated expiration date or a notice of termination or non-renewal given by the issuing bank), and Tenant fails to deliver to Landlord, at least 30 days prior to the expiration date of the Letter of Credit then held by Landlord, a renewal or substitute Letter of Credit that is in effect and that complies with the provisions of this Section 28.

No condition or term of this Lease shall be deemed to render the Letter of Credit conditional to justify the issuer of the Letter of Credit in failing to honor a drawing upon such Letter of Credit in a timely manner. Tenant hereby acknowledges and agrees that Landlord is entering into this Lease in material reliance upon the ability of Landlord to draw upon the Letter of Credit upon the occurrence of any Event of Default by Tenant under this Lease or upon the occurrence of any of the other events described above in this Section 28(b).

            (c) USE OF PROCEEDS BY LANDLORD. Subject to Section 28(b), the proceeds of the Letter of Credit may be applied by Landlord against any Rent payable by Tenant under this Lease that is not paid when due and/or to pay for all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any default by Tenant under this Lease. Landlord shall deposit any unused proceeds in a separate account in the name of Landlord or its designee at a financial institution selected by Landlord in its sole discretion (the "LC PROCEEDS ACCOUNT"). Landlord may apply funds from the LC Proceeds Account against any Rent payable by Tenant under this Lease that is not paid when due and/or to pay for all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any default by Tenant under this Lease. Tenant hereby grants Landlord a security interest in the LC Proceeds Account and agrees that, in addition to all other rights and remedies available to Landlord under applicable Law, Landlord shall have all rights of a secured party under the California Uniform Commercial Code with respect to the LC Proceeds Account. The LC Proceeds Account shall be under the sole control of Landlord. Tenant shall not have any right to direct the disposition of funds from the LC Proceeds Account or any other right or interest in the LC Proceeds Account. Tenant shall, at any time and from time to time, execute, acknowledge and deliver such documents and take such actions as Landlord or the bank with which the LC Proceeds Account is maintained may reasonably request concerning the creation or perfection of the security interest granted to Landlord in (including Landlord's control of) LC Proceeds Account or to effect the provisions of this Section 28(c). Tenant does hereby make, constitute and appoint Landlord its true and lawful attorney-in-fact, for it and in its name, place and stead, to execute and deliver all such instruments and documents, and to do all such other acts and things, as Landlord may deem to be necessary or desirable to protect and preserve the rights granted to Landlord under this Section 28(c). Tenant hereby grants to Landlord the full power and authority to appoint one or more substitutes to perform any of the acts that Landlord is authorized to perform under this Section 28(c), with a right to revoke such appointment of substitution at

Landlord's pleasure. The power of attorney granted pursuant to this Section 28(c) is coupled with an interest and therefore is irrevocable. Any person dealing with Landlord may rely upon the representation of Landlord relating to any authority granted by this power of attorney, including the intended scope of the authority, and may accept the written certificate of Landlord that this power of attorney is in full force and effect. Photographic or other facsimile reproductions of this executed Lease may be made and delivered by Landlord, and may be relied upon by any person to the same extent as though the copy were an original. Anyone who acts in reliance upon any representation or certificate of Landlord, or upon a reproduction of this Lease, shall not be liable for permitting Landlord to perform any act pursuant to this power of attorney. Provided Tenant has performed all of its obligations under this Lease, Landlord agrees to pay to Tenant within 30 days after the Final LC Expiration Date the amount of any proceeds of the Letter of Credit received by Landlord and not applied against any Rent payable by Tenant under this Lease that was not paid when due or used to pay for any losses and/or damages suffered by Landlord (or reasonably estimated by Landlord that it will suffer) as a result of any default by Tenant under this Lease; provided, that if prior to the Final LC Expiration Date a voluntary petition is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant's creditors, under the Federal Bankruptcy Code, then Landlord shall not obligated to make such payment in the amount of the unused Letter of Credit proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed, in each case pursuant to a final court order not subject to appeal or any stay pending appeal.

            (d) ADDITIONAL COVENANTS OF TENANT. If, as a result of any application or use by Landlord of all or any part of the Letter of Credit, the amount of the Letter of Credit shall be less than the Letter of Credit Amount, Tenant shall, within ten days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency (or a replacement letter of credit in the total Letter of Credit Amount), and any such additional (or replacement) letter of credit shall comply with all of the provisions of this Section 28, and if Tenant fails to comply with the foregoing, notwithstanding anything to the contrary contained in this Lease, the same shall constitute an uncured Event of Default by Tenant. Tenant further covenants and warrants that it will neither assign nor encumber the Letter of Credit or any party thereof or any interest in the LC Proceeds Account and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

            (e) TRANSFER OF LETTER OF CREDIT. Landlord may, at any time and without notice to Tenant and without first obtaining Tenant's consent thereto, transfer all or any portion of its interest in and to the Letter of Credit to another party, person or entity, including Landlord's Mortgagee and/or to have the Letter of Credit reissued in the name of Landlord's Mortgagee. If Landlord transfers its interest in the Building and transfers the Letter of Credit (or any proceeds thereof then held by Landlord) in whole or in part to the transferee, Landlord shall, without any further agreement between the parties hereto, thereupon be released by Tenant from all liability therefor, except to the extent of any unauthorized draws. The provisions hereof shall apply to every transfer or assignment of all or any part of the Letter of Credit to a new landlord. In connection with any such transfer of the Letter of Credit by Landlord, Tenant shall, at Tenant's sole cost and expense, execute and submit to the issuer of the Letter of Credit such applications, documents and instruments as may be necessary to effectuate such transfer. Tenant shall be responsible for paying the issuer's transfer and processing fees in connection with any transfer of the Letter of Credit and, if Landlord advances any such fees (without having any obligation to do so), Tenant shall reimburse Landlord for any such transfer or processing fees within ten days after Landlord's written request therefor.

            (f) REDUCTION IN LETTER OF CREDIT AMOUNT. Provided no Event of Default has occurred hereunder during the 12-month period prior to each reduction and, no less than 30 days prior to each reduction date, Tenant has delivered to Landlord (and Landlord has approved) reasonably sufficient evidence that Tenant has maintained four consecutive quarters of profitability with retained earnings of not less than $4,300,000, Tenant may reduce the Letter of Credit amount to the following amounts for the following periods of time:

            Lease Month                    Required Letter of Credit Amount
            1-36                           $390,135.36
            37-48                          $260,090.24
            49-end of Term                 $130,045.12

            (g) NATURE OF LETTER OF CREDIT. Landlord and Tenant (1) acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal thereof or substitute therefor or any proceeds thereof (including the LC Proceeds Account) be deemed to be or treated as a "security deposit" under any Law applicable to security deposits in the commercial context ("SECURITY DEPOSIT LAWS"), except in the event of an unauthorized draw, (2) acknowledge and agree that the Letter of Credit (including any renewal thereof or substitute therefor or any proceeds thereof) is not intended to serve as a security deposit, and, except as otherwise provided herein, the Security Deposit Laws shall have no applicability or relevancy thereto, and (3) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws to the extent expressly contradicted by this Lease. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code and all other provisions of Law, now or hereafter in effect to the extent they are expressly contradicted in this Lease, which (i) establish the time frame by which Landlord must refund a security deposit under a lease, and/or (ii) provide that Landlord may claim from the Security Deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums specified in this
Section 28 above and/or those sums reasonably necessary to compensate Landlord for any loss or damage caused by Tenant's breach of this Lease or the acts or omission of Tenant or any other Tenant Party.

      29.   EXPANSION OPTION FOR SUITE 1400.

            (a) GRANT OF OFFER. Provided no Event of Default then exists and Tenant or a Permitted Transferee (other than a Permitted Transferee who is merely subleasing from Tenant) is occupying at least 75% of the Premises at the time of such election, Tenant may lease all (but not less than all) of Suite 1400 containing 8,572 rentable square feet and more particularly described in
Exhibit I attached hereto (the "SUITE 1400 EXPANSION SPACE"), by delivering to Landlord, on or before April 1, 2004, written notice of Tenant's election to include such space in the Premises.

            (b) POSSESSION. If Tenant timely exercises its option, then (a) possession of the Suite 1400 Expansion Space shall be delivered to Tenant in an "AS-IS" condition, subject to the terms of any applicable work letter agreement (in which event the Suite 1400 Expansion Space shall be delivered Substantially Completed pursuant to the terms of such work letter agreement) and subject to the Building's Systems and the Building's Structure being in good working order and condition, on January 1, 2005, unless otherwise agreed to in writing by the parties (the "SUITE 1400 COMMENCEMENT DATE"), and (b) Tenant and Landlord shall execute an amendment to this Lease (the "SUITE 1400 LEASE AMENDMENT") including the Suite 1400 Expansion Space in the Premises on the same terms as this Lease, except as follows:

                  (1) The rentable square feet of the Premises shall be increased by the rentable square feet in the Suite 1400 Expansion Space;

                  (2) The Basic Rent for the Suite 1400 Expansion Space shall be 95% of the Prevailing Rental Rate (as determined in accordance with Section 26(b)) as of the date of Tenant's exercise of its offer hereunder, and shall be payable commencing on the Suite 1400 Commencement Date;

                  (3) The applicable work letter and allowances, if any (e.g. moving allowance, construction allowance, and the like) or other tenant inducements, if any, shall be negotiated by Landlord and Tenant upon Landlord's receipt of Tenant's expansion option exercise notice in connection with the determination of the Prevailing Rental Rate by the parties pursuant to Section 26(b); and

                  (4) Notwithstanding the above, Tenant shall have the right to enter the Suite 1400 Expansion Space 30 days prior to the Suite 1400 Commencement Date to prepare such Space for Tenant's occupancy. Tenant's early occupancy shall be pursuant to all of the terms and conditions of this Lease other than the obligation to pay Rent.

      If Tenant fails or is unable to timely exercise its right hereunder, such right shall lapse, time being of the essence with respect to the exercise thereof (it being understood that Tenant's right hereunder is a one-time right only), and Landlord may lease all or a portion of the Suite 1400 Expansion Space to third parties on such terms as Landlord may elect. If Tenant timely exercises its rights hereunder and Landlord is unable to tender possession of the Suite 1400 Expansion Space to Tenant by the Suite 1400 Commencement Date utilizing commercially reasonable efforts and diligence in the condition required by this Lease and any applicable work letter agreement, then (A) Landlord shall not be in default hereunder or be liable for damages therefor, and (B) Tenant shall accept possession of the Suite 1400 Expansion Space when Landlord tenders possession thereof to Tenant in the required condition, which date of acceptance shall then be the Commencement Date for the Suite 1400 Expansion Space, and Tenant shall begin paying Basic Rent hereunder on such date; provided, however, if Landlord has not commenced construction of the tenant improvement work required by the applicable work letter agreement in the Suite 1400 Expansion Space within 120 days after the Suite 1400 Lease Amendment is fully executed (subject to Force Majeure, if any, but in no event later than September 1, 2005), Tenant may withdraw its notice exercising its option under this Section by delivering to Landlord written notice thereof within 30 days of such applicable date. In the event Tenant retains a leasing broker in connection with exercising the option under this Section, commission shall be paid by Landlord pursuant to a separate written agreement. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys' fees, and other liability for commissions or other compensation claimed by any other broker or agent claiming the same by, through, or under the indemnifying party.

            (c) TERMINATION OF RIGHTS. Tenant's rights under this Section shall terminate if (1) this Lease or Tenant's right to possession of the Premises is terminated, or (2) Tenant assigns any of its interest in this Lease (other than to a Permitted Transferee but not including any Permitted Transferees that are merely subtenants of Tenant) or sublets more than 25% of the Premises.

      30.   EXPANSION OPTION FOR SUITE 1450.

            (a) GRANT OF OFFER. Provided no Event of Default then exists and Tenant or a Permitted Transferee (other than a Permitted Transferee who is merely subleasing from Tenant) is occupying at least 75% of the Premises at the time of such election, Tenant may lease all (but not less than all) of Suite 1450 containing 5,834 rentable square feet and more particularly described on
Exhibit I attached hereto (the "SUITE 1450 EXPANSION SPACE"), by delivering to Landlord, on or before June 1, 2005, written notice of Tenant's election to include such space in the Premises. Landlord and Tenant acknowledge and agree that the Suite 1450 Expansion Space is expected to become available for the commencement of any tenant improvement work to be performed therein on March 1, 2006.

            (b) POSSESSION. If Tenant timely exercises its option, then (a) possession of the Suite 1450 Expansion Space shall be delivered to Tenant in an "AS-IS" condition, subject to the terms of any applicable work letter agreement (in which event the Suite 1450 Expansion Space shall be delivered Substantially Completed pursuant to the terms of such work letter agreement) and subject to the Building's Systems and the Building's Structure being in good working order and condition, upon the Substantial Completion of the tenant improvement work to be performed in the Suite 1450 Expansion Space (the "SUITE 1450 COMMENCEMENT DATE"), and (b) Tenant and Landlord shall execute an amendment to this Lease (the "SUITE 1450 LEASE AMENDMENT") including the Suite 1450 Expansion Space in the Premises on the same terms as this Lease, except as follows:

                  (1) The rentable square feet of the Premises shall be increased by the rentable square feet in the Suite 1450 Expansion Space;

                  (2) The Basic Rent for the Suite 1450 Expansion Space shall be 95% of the Prevailing Rental Rate (as determined in accordance with Section 26(b)) as of the date of Tenant's exercise of its offer hereunder, and shall be payable commencing on the Suite 1450 Commencement Date;

                  (3) The applicable work letter and allowances, if any (e.g. moving allowance, construction allowance, and the like) or other tenant inducements, if any, shall be negotiated by Landlord and Tenant upon Landlord's receipt of Tenant's expansion option exercise notice in connection with the determination of the Prevailing Rental Rate by the parties pursuant to Section 26(b); and

                  (4) Notwithstanding the above, Tenant shall have the right to enter the Suite 1450 Expansion Space 30 days prior to the Suite 1450 Commencement Date to prepare such Space for Tenant's occupancy. Tenant's early occupancy shall be pursuant to all of the terms and conditions of this Lease other than the obligation to pay Rent.

      If Tenant fails or is unable to timely exercise its right hereunder, such right shall lapse, time being of the essence with respect to the exercise thereof (it being understood that Tenant's right hereunder is a one-time right only), and Landlord may lease all or a portion of the Suite 1450 Expansion Space to third parties on such terms as Landlord may elect. If Tenant timely exercises its rights hereunder and Landlord is unable to tender possession of the Suite 1450 Expansion Space by the Suite 1450 Commencement Date in the condition required by this Lease and any applicable work letter agreement, then (A) Landlord shall not be in default hereunder or be liable for damages therefor, and (B) Tenant shall accept possession of the Suite 1450 Expansion Space when Landlord tenders possession thereof to Tenant in the required condition, which date of acceptance shall then be the Commencement Date for the Suite 1450 Expansion Space, and Tenant shall begin paying Basic Rent hereunder on such date; provided, however, if Landlord has not commenced construction of the tenant improvement work required by the applicable work letter agreement in the Suite 1450 Expansion Space within 120 days after the Suite 1450 Lease Amendment is fully executed (subject to Force Majeure, if any, but in no event later than November 1, 2006), Tenant may withdraw its notice exercising its option under this Section by delivering to Landlord written notice thereof within 30 days of such applicable date. Landlord and Tenant acknowledge and agree that Landlord's obligation to deliver the Suite 1450 Expansion Space is contingent upon the vacation of the Suite 1450 Expansion Space by the existing tenant therein, and Landlord shall taken all reasonable action to remove such existing tenant from the Suite 1450 Expansion Space if Tenant exercises its rights under this Section. In the event Tenant retains a leasing broker in connection with exercising the option under this Section, commission shall be paid by Landlord pursuant to a separate written agreement. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys' fees, and other liability for commissions or other compensation claimed by any other broker or agent claiming the same by, through, or under the indemnifying party.

            (c) TERMINATION OF RIGHTS. Tenant's rights under this Section shall terminate if (1) this Lease or Tenant's right to possession of the Premises is terminated, or (2) Tenant assigns any of its interest in this Lease (other than to a Permitted Transferee but not including any Permitted Transferees that are merely subtenants of Tenant) or sublets more than 25% of the Premises.

      31.   EXPANSION OPTION FOR SUITE 1200.

            (a) GRANT OF OFFER. Provided no Event of Default then exists and Tenant or a Permitted Transferee (other than a Permitted Transferee who is merely subleasing from Tenant) is occupying at least 75% of the Premises at the time of such election, and subject to the written rights held by the existing tenant in Suite 1200, Tenant may lease all (but not less than all) of Suite 1200 containing 14,000 rentable square feet and more particularly described on Exhibit J attached hereto (the "SUITE 1200 EXPANSION SPACE"), by delivering to Landlord, on or before November 1, 2006, written notice of Tenant's election to include such space in the Premises.

            (b) POSSESSION. If Tenant timely exercises its option, then (a) possession of the Suite 1200 Expansion Space shall be delivered to Tenant in an "AS-IS" condition, subject to the Building's Systems and the Building's Structure being in good working order and condition, on the earlier of September 1, 2007 or the date on which Tenant occupies the Suite 1200 Expansion Space with Landlord's prior written consent (the "SUITE 1200 COMMENCEMENT DATE"), provided however that Tenant shall have the right to enter the Suite 1200 Expansion Space 30 days prior to the Suite 1200 Commencement Date after the existing tenant vacates the space to prepare such space for Tenant's occupancy, and such early occupancy shall be pursuant to all of the terms and conditions of this Lease other than the obligation to pay Rent, and (b) Tenant and Landlord shall execute an amendment to this Lease including the Suite 1200 Expansion Space in the Premises on the same terms as this Lease, except as follows:

                  (1) The rentable square feet of the Premises shall be increased by the rentable square feet in the Suite 1200 Expansion Space;

                  (2) The Basic Rent for the Suite 1200 Expansion Space shall be 95% of the Prevailing Rental Rate (as determined in accordance with Section 26(b)) as of the date of Tenant's exercise of its offer hereunder, and shall be payable commencing on the Suite 1200 Commencement Date; and

                  (3) Landlord shall not provide to Tenant any allowances (e.g. moving allowance, construction allowance, and the like) or other tenant inducements.

      If Tenant fails or is unable to timely exercise its right hereunder, such right shall lapse, time being of the essence with respect to the exercise thereof (it being understood that Tenant's right hereunder is a one-time right only), and Landlord may lease all or a portion of the Suite 1200 Expansion Space to third parties on such terms as Landlord may elect. If Tenant timely exercises its rights hereunder and Landlord is unable to tender possession of the Suite 1200 Expansion Space by the Suite 1200 Commencement Date, then (A) Landlord shall not be in default hereunder or be liable for damages therefor, and (B) Tenant shall accept possession of the Suite 1200 Expansion Space when Landlord tenders possession thereof to Tenant, which shall then be the Commencement Date for the Suite 1200 Expansion Space, and Tenant shall begin paying Basic Rent hereunder on such date. Landlord and Tenant acknowledge and agree that Landlord's obligation to deliver the Suite 1200 Expansion Space is contingent upon the vacation of the Suite 1200 Expansion Space by the existing tenant therein, and Landlord shall have no obligation to take legal action to remove such existing tenant from the Suite 1200 Expansion Space. In no event shall Landlord be obligated to pay a commission with respect to the Suite 1200 Expansion Space leased by Tenant under this Section, and Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys' fees, and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party.

            (c) TERMINATION OF RIGHTS. Tenant's rights under this Section shall terminate if (1) this Lease or Tenant's right to possession of the Premises is terminated, or (2) Tenant assigns any of its interest in this Lease (other than to a Permitted Transferee but not including any Permitted Transferees that are merely subtenants of Tenant) or sublets more than 25% of the Premises.

LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT'S INTENDED COMMERCIAL PURPOSE, AND TENANT'S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, TENANT SHALL CONTINUE TO PAY THE RENT, WITHOUT ABATEMENT, DEMAND, SETOFF OR DEDUCTION, NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED.

      This Lease is executed on the respective dates set forth below, but for reference purposes, this Lease shall be dated as of the date first above written. If the execution date is left blank, this Lease shall be deemed executed as of the date first written above.


LANDLORD:                           W9/PHC II SAN JOSE, L.L.C.,
                                         a Delaware limited liability company

                                    By: /s/ Nancy M. Haag
                                        ----------------------------------------
                                        Name:    Nancy M. Haag
                                        Title:   Assistant Vice President

                                    Execution Date:        Sept. 22, 2003
                                                    ----------------------------

TENANT:                             CALLIDUS SOFTWARE, INC.,
                                         a Delaware corporation

                                    By: /s/ Ron J. Fior
                                        ----------------------------------------
                                        Name:   Ron J. Fior
                                        Title:  VP/CFO

                                    Execution Date:         Aug. 29, 2003
                                                    ----------------------------

                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                    Execution Date:
                                                    ----------------------------

                                    Tax I.D. No.:
                                                    ----------------------------

                                    EXHIBIT A

                         OUTLINE OF PREMISES- SUITE 800

                 OUTLINE OF PREMISES- SUITE 1300 AND SUITE 1350

                         OUTLINE OF PREMISES- SUITE 1500

                                   SERVER ROOM

                                    EXHIBIT B

                             DESCRIPTION OF THE LAND

PARCEL ONE:

PARCEL A, AS SHOWN ON THAT CERTAIN PARCEL MAP FILED IN THE OFFICE OF THE RECORDER OF THE COUNTY OF SANTA CLARA, STATE OF CALIFORNIA ON MAY 7, 1985 IN BOOK 542 OF MAPS, AT PAGES 46 AND 47.

PARCEL TWO:

AN NON-EXCLUSIVE EASEMENT FOR INGRESS AND EGRESS OVER PARCEL C, AS SHOWN ON THAT CERTAIN PARCEL MAP FILED IN THE OFFICE OF THE RECORDER OF THE COUNTY OF SANTA CLARA, STATE OF CALIFORNIA ON MAY 7, 1985 IN BOOK 542 OF MAPS, AT PAGES 46 AND 47.

                                    EXHIBIT C

                         BUILDING RULES AND REGULATIONS

      The following rules and regulations shall apply to the Premises, the Building, the Project, the parking garage associated therewith, and the appurtenances thereto:

      1. Sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be obstructed by tenants or used by any tenant for purposes other than ingress and egress to and from their respective leased premises and for going from one to another part of the Building.

      2. Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or deposited therein. Damage resulting to any such fixtures or appliances from misuse by a tenant or its agents, employees or invitees, shall be paid by such tenant.

      3. No signs, advertisements or notices (other than those that are not visible outside the Premises) shall be painted or affixed on or to any windows or doors or other part of the Building or the Project without the prior written consent of Landlord. No nails, hooks or screws (other than those which are necessary to hang paintings, prints, pictures, or other similar items on the Premises' interior walls) shall be driven or inserted in any part of the Building or the Project except by Building maintenance personnel. No curtains or other window treatments shall be placed between the glass and the Building standard window treatments.

      4. Landlord shall provide and maintain an alphabetical directory for all tenants in the main lobby of the Building.

      5. Landlord shall provide all door locks in each tenant's leased premises, at the cost of such tenant, and no tenant shall place any additional door locks in its leased premises without Landlord's prior written consent. Landlord shall furnish to each tenant a reasonable number of keys to such tenant's leased premises, at such tenant's cost.

      6. Movement in or out of the Building or the Project of furniture or office equipment, or dispatch or receipt by tenants of any bulky material, merchandise or materials which require use of elevators or stairways, or movement through the Building entrances or lobby shall be conducted under Landlord's supervision at such times and in such a manner as Landlord may reasonably require. Except to the extent attributable to the gross negligence or willful misconduct of Landlord, each tenant assumes all risks of and shall be liable for all damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for such tenant.

      7. Landlord may prescribe weight limitations and determine the locations for safes and other heavy equipment or items, which shall in all cases be placed in the Building so as to distribute weight in a manner acceptable to Landlord which may include the use of such supporting devices as Landlord may require. All damage to the Building or the Project caused by the installation or removal of any property of a tenant, or done by a tenant's property while in the Building or the Project, shall be repaired at the expense of such tenant.

      8. Corridor doors, when not in use, shall be kept closed. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No birds or animals (other than seeing-eye dogs) shall be brought into or kept in, on or about any tenant's leased premises. No portion of any tenant's leased premises shall at any time be used or occupied as sleeping or lodging quarters.

      9. Tenant shall cooperate with Landlord's employees in keeping its leased premises neat and clean. Tenants shall not employ any person for the purpose of such cleaning other than the Project's cleaning and maintenance personnel.

      10. To ensure orderly operation of the Project, no ice, mineral or other water, towels, newspapers, etc. shall be delivered to any leased area except by persons approved by Landlord.

      11. Tenant shall not make or permit any vibration or improper, objectionable or unpleasant noises or odors in the Building or in the Project or otherwise unreasonably interfere in any way with other tenants or persons having business with them.

      12. No machinery of any kind (other than normal office equipment) shall be operated by any tenant on its leased area without Landlord's prior written consent, nor shall any tenant use or keep in the Building or in the Project any flammable or explosive fluid or substance (other than typical office supplies [e.g., photocopier toner] used in compliance with all Laws).

      13. Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant's leased premises or public or common areas regardless of whether such loss occurs when the area is locked against entry or not.

      14. No vending or dispensing machines of any kind may be maintained in any leased premises without the prior written permission of Landlord.

      15. Tenant shall not conduct any activity on or about the Premises, the Building or the Project other than its normal business operations which will draw pickets, demonstrators, or the like.

      16. All vehicles are to be currently licensed, in good operating condition, parked for business purposes having to do with Tenant's business operated in the Premises, parked within designated parking spaces, one vehicle to each space. No vehicle shall be parked as a "billboard" vehicle in the parking lot. Any vehicle parked improperly may be towed away. Tenant, Tenant's agents, employees, vendors and customers who do not operate or park their vehicles as required shall subject the vehicle to being towed at the expense of the owner or driver. Landlord may place a "boot" on the vehicle to immobilize it and may levy a charge of $50.00 to remove the "boot." Tenant shall indemnify, hold and save harmless Landlord of any liability arising from the towing or booting of any vehicles belonging to a Tenant Party.

      17. No tenant may enter into phone rooms, electrical rooms, mechanical rooms, or other service areas of the Building or the Project unless accompanied by Landlord or the Building manager.

      18. Tenant will not permit any Tenant Party to bring onto the Project any handgun, firearm or other weapons of any kind, illegal drugs or, unless expressly permitted by Landlord in writing, alcoholic beverages.

      19. Tenant shall not permit its employees, invitees or guests to smoke in the Premises or the lobbies, passages, corridors, elevators, vending rooms, rest rooms, stairways or any other area shared in common with other tenants in the Building or permit its employees, invitees, or guests to loiter at the Building entrances for the purposes of smoking. Landlord may, but shall not be required to, designate an area for smoking outside the Building.

                                    EXHIBIT D

                  TENANT FINISH-WORK: LANDLORD BUILDS TO PLANS

      1. ACCEPTANCE OF PREMISES. Except as set forth in this Exhibit, Tenant accepts the Premises in their "AS-IS" condition on the date that this Lease is entered into; provided that Landlord shall deliver the Premises and the Suites with the Building's Systems and the Building's Structure in good working order and condition.

      2.    SPACE PLANS.

            (a) SPACE PLANS. On or before the execution of this Lease, Tenant has delivered to Landlord a space plan depicting improvements to be installed in the Premises, which plans were prepared by Interior Architects and dated ______________, 2003 (the "SPACE PLANS"). The Space Plans are attached hereto as Exhibit D-1.

            (b) PHASED WORK. Landlord and Tenant acknowledge and agree that Landlord shall be installing improvements in the Premises in phases based on the location of the improvements, including improvements in Suite 1350 (the "Suite 1350 Work"), and in Suite 1300 (the "Suite 1300 Work"). To the extent necessary Landlord shall prepare separate working drawings for each of the phases of the Work and the provisions below shall apply to each phase of the Work as appropriate. Suites 1300 and 1350 are collectively referred to herein as the "Suites."

            (c) TEST FIT. Landlord shall provide to Tenant one initial test fit floor plan for the Suites and two revisions thereto, at Landlord's sole cost and expense. All other revisions thereto shall be at Tenant's sole cost and expense. The initial Test Fit will be generated by Landlord's architect within ten days after Tenant's authorization.

      3.    WORKING DRAWINGS.

            (a) PREPARATION AND DELIVERY. On or before the date which is 30 days following the date on which this Lease is fully executed by both Landlord and Tenant, Landlord shall cause to be prepared final working drawings of all improvements to be installed in the Suites and deliver the same to Tenant for its review and approval (which approval shall not be unreasonably withheld, delayed or conditioned).

            (b) APPROVAL PROCESS. Tenant shall notify Landlord whether it approves of the submitted working drawings within three business days after Landlord's submission thereof. If Tenant disapproves of such working drawings, then Tenant shall notify Landlord thereof specifying in reasonable detail the reasons for such disapproval, in which case Landlord shall, within five business days after such notice, revise such working drawings in accordance with Tenant's objections and submit the revised working drawings to Tenant for its review and approval. Tenant shall notify Landlord in writing whether it approves of the resubmitted working drawings within three business days after its receipt thereof. This process shall be repeated until the working drawings have been finally approved by Landlord and Tenant. If Tenant fails to notify Landlord that it disapproves of any initial or revised working drawings within three business days after the submission thereof to Tenant, then Tenant shall be deemed to have approved the working drawings in question. Any delay caused by Tenant's unreasonable withholding of its consent or unreasonable delay in giving its written approval as to such working drawings beyond the time periods specified herein shall constitute a Tenant Delay Day (defined below). If the working drawings are not fully approved (or deemed approved) by both Landlord and Tenant by the 20th business day after the delivery of the initial draft thereof to Tenant, and Landlord and Tenant have met their obligations hereof with respect to the delivery, approval and revision of the working drawings, then each day after such 20-business day period that such working drawings are not fully approved (or deemed approved) by both Landlord and Tenant shall constitute a Tenant Delay Day.

            (c) LANDLORD'S APPROVAL; PERFORMANCE OF WORK. If any of Tenant's proposed construction work will affect the Building's Structure or the Building's Systems, then the working drawings pertaining thereto must be approved by the Building's engineer of record. Landlord's approval of such working drawings shall not be unreasonably withheld, provided that (1) they comply with all Laws, and (2) the improvements depicted thereon do not adversely affect (in the reasonable discretion of Landlord) the Building's Structure or the Building's Systems (including the Building's restrooms or mechanical rooms), the exterior appearance of the Building, or the appearance of the Building's common areas or elevator lobby areas on multi-tenant floors. As used herein, "WORKING DRAWINGS" shall mean the final working drawings approved by Landlord and Tenant, as amended from time to time by any changes approved by Landlord and Tenant thereto, and "WORK" shall mean all improvements to be constructed by Landlord in accordance with and as indicated on the Working Drawings. Landlord's approval of the Working Drawings shall not be a representation or warranty of Landlord that such drawings are adequate for any use or comply with any Law, but shall merely be the consent of Landlord thereto. Tenant shall, at Landlord's request, sign the Working Drawings to evidence its review and approval thereof. After the Working Drawings have been approved, Landlord shall cause the Work to be diligently performed in substantial accordance with the Working Drawings, using appropriately licensed contractors and subcontractors selected by Landlord and such contractors shall be reasonably approved by Tenant. Landlord shall be responsible for obtaining any required pricing estimates or construction bids related to the Work.

      4. CHANGE ORDERS. Tenant may initiate changes in the Work. Each such change must receive the prior written approval of Landlord, such approval not to be unreasonably withheld or delayed; however, if such requested change would adversely affect (in the reasonable discretion of Landlord) (1) the Building's Structure or the Building's Systems (including the Building's restrooms or mechanical rooms), (2) the exterior appearance of the Building, or (3) the appearance of the Building's common areas or elevator lobby areas on multi-tenant floors, Landlord may withhold its consent in its sole and absolute discretion. Landlord shall, upon completion of the Work, furnish Tenant with an accurate architectural "as-built" plan of the Work as constructed, which plan shall be incorporated into this Exhibit D by this reference for all purposes.

      5. DEFINITIONS. As used herein, a "TENANT DELAY DAY" means each day of delay in the performance of the Work that occurs (a) because of Tenant's failure to timely deliver or approve any Tenant required documentation hereunder such as the Space Plans or Working Drawings, (b) because Tenant fails to timely furnish any information or deliver or approve any required documents such as the Space Plans, Working Drawings (whether preliminary, interim revisions or final), pricing estimates, construction bids, and the like, (c) because of any change by Tenant to the Space Plans or Working Drawings, (d) because Tenant fails to attend any meeting with Landlord, the architect, any design professional, or any contractor, or their respective employees or representatives, as may be required or scheduled hereunder or otherwise necessary in connection with the preparation or completion of any construction documents, such as the Space Plans, Working Drawings, or in connection with the performance of the Work; provided Tenant has not less than one business day prior notice of such meeting and such meeting is held during normal business hours, (e) because of any specification by Tenant of materials or installations in addition to or other than Landlord's standard finish-out materials, or (f) because a Tenant Party otherwise delays completion of the Work. As used herein, "SUBSTANTIAL COMPLETION," "SUBSTANTIALLY COMPLETED" and any derivations thereof mean the Work in the Premises is substantially completed (as reasonably determined by Landlord's architect or contractor) in substantial accordance with the Working Drawings. Substantial Completion shall have occurred even though minor details of construction, decoration, landscaping and mechanical adjustments remain to be completed by Landlord; provided that Landlord has obtained a temporary certificate of occupancy or similar written approval for such space from the appropriate municipal authorities with jurisdiction over the Premises and the Building and further provided that such incomplete items do not create any health and/or safety risk or adversely affect the operation of the Building's Systems, as reasonably determined by Landlord.

      6. WALK-THROUGH; PUNCHLIST. When Landlord considers the Work in the Premises to be Substantially Completed, Landlord will notify Tenant and within three business days thereafter, Landlord's representative and Tenant's representative shall conduct a walk-through of the Premises and identify any necessary touch-up work, repairs and minor completion items that are necessary for final completion of the Work. Neither Landlord's representative nor Tenant's representative shall unreasonably withhold his or her agreement on punchlist items. Landlord shall use reasonable efforts to cause the contractor performing the Work to complete all punchlist items within 30 days after agreement thereon; however, Landlord shall not be obligated to engage overtime labor in order to complete such items.

      7. COSTS. Landlord shall bear the entire cost of performing the Work depicted on the Space Plans initially submitted to and approved by Landlord. Tenant shall bear the entire additional costs incurred by Landlord in performing the Work because of any event specified in clauses 5(a), 5(b), 5(c), 5(d), 5(e) or 5(f) of this Exhibit. Tenant shall pay Landlord an amount equal to 50% of the estimated additional costs of any change to the Space Plans or the Working Drawings at the time of such change; Tenant shall pay to Landlord the remaining portion of additional costs incurred in performing the Work because of an event specified in clauses 5(a), 5(b), 5(c), 5(d), 5(e) or 5(f) of this Exhibit within ten days following receipt of an invoice after Substantial Completion of the Work. In consideration for Landlord's management and supervision for services performed in connection with clauses 5(a), 5(b), 5(c), 5(d), 5(e) or 5(f), Tenant shall pay to Landlord a construction management fee equal to five percent of the additional construction costs specified in this Section 7.

      8. CONSTRUCTION REPRESENTATIVES. Landlord's and Tenant's representatives for coordination of construction and approval of change orders will be as follows, provided that either party may change its representative upon written notice to the other:

      LANDLORD'S REPRESENTATIVE:         W9/PHC II San Jose, L.L.C.
                                         c/o Insiginia/ESG, Inc.
                                         160 W. Santa Clara Street, Suite 550
                                         San Jose, California 95113
                                         Telephone: (408) 293-2400
                                         Telecopy: (408) 971-9880

      TENANT'S REPRESENTATIVE:           Callidus Software, Inc.
                                         160 W. Santa Clara Street, Suite 1500
                                         San Jose, California 95113
                                         Attn: Brian Cabrera
                                         Telephone: (408) 808-6470
                                         Telecopy: (408) 271-2663

      9. MISCELLANEOUS. To the extent not inconsistent with this Exhibit, Sections 8(a) and 21 of this Lease shall govern the performance of the Work and Landlord's and Tenant's respective rights and obligations regarding the improvements installed pursuant thereto.

                                   EXHIBIT D-1

                                   SPACE PLANS

                                    EXHIBIT E

                        CONFIRMATION OF COMMENCEMENT DATE

______________, ___

Callidus Software, Inc.
160 W. Santa Clara Street, Suite 1500
San Jose, California 95113

      Re: Lease Agreement (the "LEASE") dated August 28, 2003, between W9/PHC II San Jose, L.L.C., a Delaware limited liability company ("LANDLORD"), and Callidus Software, Inc., a Delaware corporation ("TENANT"). Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Lease.

Ladies and Gentlemen:

         Landlord and Tenant agree as follows:

      1. CONDITION OF PREMISES. Tenant has accepted possession of a portion of the Premises pursuant to the Lease described as _____________ (the "PARTIAL PREMISES"). Any improvements required by the terms of the Lease to be made by Landlord to the Partial Premises have been completed to the full and complete satisfaction of Tenant in all respects except for the punchlist items described on Exhibit A hereto (the "PUNCHLIST ITEMS"), and except for such Punchlist Items, Landlord has fulfilled all of its duties under the Lease with respect to such initial tenant improvements for the Partial Premises. Furthermore, Tenant acknowledges that the Partial Premises are suitable for the Permitted Use.

      2. COMMENCEMENT DATE. The Commencement Date of the Lease for the Partial Premises is __________, 2003.

      3. EXPIRATION DATE. The Term is scheduled to expire on the last day of the 84th full calendar month of the Term, which date is ______________, 20____.

      4.    CONTACT PERSON. Tenant's contact person in the Premises is:

            Callidus Software, Inc.
            160 W. Santa Clara Street, Suite 1500
            San Jose, California 95113
            Attn: Brian S. Cabrera
            Telephone: (408) 808-6470
            Telecopy: (408) 271-2663

      5. RATIFICATION. Tenant hereby ratifies and confirms its obligations under the Lease, and represents and warrants to Landlord that it has no defenses thereto. Additionally, Tenant further confirms and ratifies that, as of the date hereof, (a) the Lease is and remains in good standing and in full force and effect, and (b) Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant.

      6. BINDING EFFECT; GOVERNING LAW. Except as modified hereby, the Lease shall remain in full effect and this letter shall be binding upon Landlord and Tenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of this letter and the terms of the Lease, the terms of this letter shall prevail. This letter shall be governed by the laws of the state in which the Premises are located.

      Please indicate your agreement to the above matters by signing this letter in the space indicated below and returning an executed original to us.

                                        Sincerely,

                                        CB RICHARD ELLIS, on behalf of Landlord


                                        By:
                                               ---------------------------------
                                        Name:
                                               ---------------------------------
                                        Title:
                                               ---------------------------------

Agreed and accepted:

CALLIDUS SOFTWARE, INC., a Delaware
corporation


By:
       -------------------------------
Name:
       -------------------------------
Title:
       -------------------------------



By:
       -------------------------------
Name:
       -------------------------------
Title:
       -------------------------------

                                    EXHIBIT A

                                 PUNCHLIST ITEMS

Please insert any punchlist items that remain to be performed by Landlord. If no items are listed below by Tenant, none shall be deemed to exist.

                                    EXHIBIT F

                       FORM OF TENANT ESTOPPEL CERTIFICATE

      The undersigned is the Tenant under the Lease (defined below) between W9/PHC II San Jose, L.L.C., a Delaware limited liability company, as Landlord, and the undersigned as Tenant, for the Premises in Suite ______ on the _________________________ floor of the office building located at 160 West Santa Clara Street, San Jose, California 95113 and hereby certifies as follows:

      1. The Lease consists of the original Lease Agreement dated as of August 28, 2003 between Tenant and Landlord [`s predecessor-in-interest] and the following amendments or modifications thereto (if none, please state "none"):________________________________________________________________________
___________________________________________________________________________
___________________________________________________________________________

The documents listed above are herein collectively referred to as the "LEASE" and represent the entire agreement between the parties with respect to the Premises. All capitalized terms used herein but not defined shall be given the meaning assigned to them in the Lease.

      2. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Section 1 above.

      3. The Term commenced on __________________, 200___ and the Term expires, excluding any renewal options, on _____________________, 20___, and Tenant has no option to purchase all or any part of the Premises or the Building or, except as expressly set forth in the Lease, any option to terminate or cancel the Lease.

      4. Tenant currently occupies the Premises described in the Lease and Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows (if none, please state "none"):
___________________________________________________________________________
___________________________________________________________________________
___________________________________________________________________________

      5. All monthly installments of Basic Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through ___________. The current monthly installment of Basic Rent is $
_____________.

      6. All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder. In addition, Tenant has not delivered any notice to Landlord regarding a default by Landlord thereunder.

      7. As of the date hereof, there are no existing defenses or offsets, or, to the undersigned's knowledge, claims or any basis for a claim, that the undersigned has against Landlord and no event has occurred and no condition exists, which, with the giving of notice or the passage of time, or both, will constitute a default under the Lease.

      8. No rental has been paid more than 30 days in advance and no security deposit has been delivered to Landlord except as provided in the Lease.

      9. If Tenant is a corporation, partnership or other business entity, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the state in which the Premises are located and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

      10. There are no actions pending against Tenant under any bankruptcy or similar laws of the United States or any state.

      11. Other than in compliance with all applicable laws and incidental to the ordinary course of the use of the Premises, the undersigned has not used or stored any hazardous substances in the Premises.

      12. All tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full.

      Tenant acknowledges that this Estoppel Certificate may be delivered to Landlord, Landlord's Mortgagee or to a prospective mortgagee or prospective purchaser, and their respective successors and assigns, and acknowledges that Landlord, Landlord's Mortgagee and/or such prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in disbursing loan advances or making a new loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of disbursing loan advances or making such loan or acquiring such property.

Executed as of ____________, ____.



                                          TENANT:

                                          CALLIDUS SOFTWARE, INC.,
                                          a Delaware corporation


                                          By:
                                                 ------------------------------
                                          Name:
                                                 ------------------------------
                                          Title:
                                                 ------------------------------

                                          By:
                                                 ------------------------------
                                          Name:
                                                 ------------------------------
                                          Title:
                                                 ------------------------------

                                    EXHIBIT G

                          TEMPORARY SPACE - SUITE 1400

                                    EXHIBIT H

             SUBORDINATION NON DISTURBANCE AND ATTORNMENT AGREEMENT

RECORDING REQUESTED BY                   )
AND WHEN RECORDED MAIL TO:               )
Bank of America, N.A.                    )
Capital Markets Servicing Group          )
Mail Code: CA9-706-06-42                 )
555 S. Flower Street, 6th Floor          )
Los Angeles, CA 90071-2385               )
Attn.:                                   )
Loan No.:                                )

--------------------------------------------------------------------------------
                                                  Space Above for Recorder's Use

                         SUBORDINATION, NON-DISTURBANCE
                            AND ATTORNMENT AGREEMENT

      NOTICE: THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT RESULTS IN YOUR LEASEHOLD ESTATE BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY INSTRUMENT.

      THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (the "Agreement") is made as of this _______ day of ____________________, 2003, which date shall be the effective date of this Agreement, between Callidus Software, Inc., a Delaware corporation (the "Tenant") and Wells Fargo Bank Minnesota, N.A., as Trustee for the registered holders of Banc of America Large Loan Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-FLT2 (together with its successors and/or assigns, the "Lender"), acting through its Sub-Servicer, Bank of America, N.A., a national banking association (the "Sub-Servicer").

      The Tenant is the lessee under the lease described in Exhibit A attached hereto (as the same may from time to time be assigned, subleased, renewed, extended, amended, modified or supplemented, collectively the "Lease").

      Bank of America, N.A. (the "Original Lender") has previously made a loan (the "Loan") to W9/PHC II San Jose L.L.C., a Delaware limited liability company or its successors and/or assigns with respect to the landlord's interest under the Lease (the "Landlord"), evidenced by a promissory note in the original principal amount of approximately $_______________ (the "Note") executed by the Landlord and payable to the Original Lender and secured by a first priority deed of trust, mortgage or deed to secure debt on certain real and personal property and improvements (the "Premises"), recorded in the appropriate records of ______________ County, on _______________, as Instrument No.
____________________ (the "Security Instrument").

[Alternative language to be used when there is a separate Assignment of Leases and Rents.]

      [Bank of America National Trust and Savings Association, as predecessor to Bank of America, N.A. (the "Original Lender") has previously made a loan (the "Loan") to ___________________, a _________________ or its successors and/or assigns with respect to the landlord's interest under the Lease (the "Landlord"), evidenced by a promissory note in the original principal amount of approximately $_______________ (the "Note") executed by the Landlord and payable to the Original Lender. The Note is secured by a first priority deed of trust with assignment of rents and leases, security agreement and fixture filing (the "Deed of Trust") on certain real and personal property and improvements (the "Premises"), recorded in the appropriate records of _______________ County, ______________ on __________________ as Instrument
No. ________________. The Note is further secured by an assignment of leases and rents (the "Assignment of Leases") affecting the Premises, recorded on ______________ as Instrument No. _______________. The Deed of Trust and Assignment of Leases are collectively referred to herein as the "Security Instrument."]

      The Original Lender has assigned to the Lender all right, title and beneficial interest in and to the Note, the Security Instrument and certain other documents governing and relating to the Loan. The Lender is the holder of the Note and has appointed the Sub-Servicer to act on its behalf to service the Loan.

      The Lender has requested the Tenant to confirm the fact that the Lease is subject and subordinate to the Security Instrument.

      The Tenant is willing to confirm the subordination of the Lease, provided it obtains assurance from the Lender that its possession of the premises demised under the Lease (the "Demised Premises"), which Demised Premises is all or a portion of the Premises, and its right to use any common areas will not be disturbed by reason of or in the event of the foreclosure of the Security Instrument.

      The Lender is willing to give such assurance.

      NOW, THEREFORE, for and in consideration of the mutual agreements herein contained and other good and valuable consideration, the parties hereto do hereby mutually covenant and agree as follows:

      1. The Tenant hereby subordinates the Lease and all terms and conditions contained therein and all rights, options, liens and charges created thereby to the Security Instrument and the lien thereof, and to all present or future advances under the obligations secured thereby and to all renewals, extensions, amendments, modifications and/or supplements of same, to the full extent of all amounts secured thereby from time to time.

      2. So long as no event of default on the part of the Tenant under the Lease shall exist which would entitle the Landlord to terminate the Lease, or if such an event of default shall exist, so long as the Tenant's time to cure the default shall not have expired, the term of the Lease shall not be terminated or modified in any respect whatsoever and the Tenant's right of possession to the Demised Premises and its rights in and to any common areas and its other rights arising out of the Lease will all be fully recognized and protected by the Lender and shall not be disturbed, canceled, terminated or otherwise affected by reason of the Security Instrument or any action or proceeding instituted by the Lender to foreclose the Security Instrument, or any extension, renewal, consolidation or replacement of same, irrespective of whether the Tenant shall have been joined in any action or proceeding.

      3. In the event that the Lender takes possession of the Premises, either as the result of foreclosure of the Security Instrument or accepting a deed to the Premises in lieu of foreclosure, or otherwise, or the Premises shall be purchased at such a foreclosure by a third party, the Tenant shall attorn to the Lender or such third party and recognize the Lender or such third party as its landlord under the Lease, and the Lender or such third party will recognize and accept the Tenant as its tenant thereunder, whereupon, the Lease shall continue in full force and effect as a direct lease between the Lender or such third party and the Tenant for the full term thereof, together with all extensions and renewals thereof, and the Lender or such third party shall thereafter assume and perform all of the Landlord's obligations, as the landlord under the Lease with the same force and effect as if the Lender or such third party were originally named therein as the Landlord; provided, however, that the Lender or such third party shall not be:

            (a) liable for any act or omission of any prior landlord (including the Landlord), except to the extent the Lender was furnished notice and opportunity to cure the same in accordance with the provisions of this Agreement prior to taking possession of such Premises; or

            (b) subject to any offsets or defenses which the Tenant might have against any prior landlord (including the Landlord), except to the extent the Lender was furnished notice and opportunity to cure the same in accordance with the provisions of this Agreement prior to taking possession of such Premises; or

            (c) bound by any rent or additional rent which the Tenant might have paid for more than two (2) months in advance to any prior landlord (including the Landlord); or

            (d) bound by any amendment or modification of the Lease not consented to in writing by the Lender.

      4. Notwithstanding anything to the contrary in this Agreement or otherwise, in the event the Lender or a third party takes possession of the Premises as provided in paragraph 3 above, the liability of the Lender or such third party under the Lease shall be limited to the Lender's or such third party's, as the case may be, interest in the Premises, and upon any assignment or other transfer of the Lender's or such third-party's interest in the Premises, the Lender or such third party, as applicable, shall be discharged and released from any obligation or liability under the Lease arising or accruing after the date of such assignment or transfer.

      5. Tenant agrees not to subordinate the Lease to any other lien or encumbrance which (i) affects the Premises under the Lease, or any part thereof, or (ii) is junior to the Security Instrument, without the express written consent of the Lender, and any such subordination or any such attempted subordination or agreement to subordinate without such consent of Lender, shall be void and of no force and effect.

      6. Tenant agrees to provide copies of all notices given Landlord under the Lease to Lender at the following address:

            Lender:       Wells Fargo Bank Minnesota, N.A.,
                          c/o Bank of America, N.A., as Master Servicer Capital Markets Servicing Group
                          P.O. Box 3609
                          Los Angeles, California 90051
                          Telephone: 800.462.0505
                          Telecopy: 213.345.6587

or to such other address as Lender shall designate in writing; and all such notices shall be in writing and shall be considered as properly given if (i) mailed to the addressee by first class United States mail, postage prepaid, registered or certified with return receipt requested, (ii) by delivering same in person to the addressee, or (iii) by delivery to a third party commercial delivery service for same day or next day delivery to the office of the addressee with proof of delivery; any notice so given shall be effective, as applicable, upon (a) the third (3rd) day following the day such notice is deposited with the United States mail, (b) delivery to the addressee, or (c) upon delivery to such third party delivery service; and any notice given in any other manner shall be effective only if and when received by the addressee.

      7. In the event Landlord shall fail to perform or observe any of the terms, conditions or agreements in the Lease, Tenant shall give written notice thereof to Lender and Lender shall have the right (but not the obligation) to cure such default. Tenant shall not take any action with respect to such default under the Lease (including without limitation any action in order to terminate, rescind or avoid the Lease or to withhold any rent or other monetary obligations thereunder) for a period of thirty (30) days following receipt of such written notice by Lender; provided, however, that in the case of any default which cannot with diligence be cured within such thirty (30) day period, if Lender shall proceed promptly to cure such default and thereafter prosecute the curing of such default with diligence and continuity, then the time within which such default may be cured shall be extended for such period as may be necessary to complete the curing of such default with diligence and continuity.

      8. Nothing contained in this Agreement shall in any way impair or affect the lien created by the Security Instrument, except as specifically set forth herein.

      9. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that in the event of the assignment or transfer of the interest of the Lender to a party that assumes the Lender's obligations and liabilities hereunder, all obligations and liabilities of the Lender under this Agreement shall terminate, and thereupon all such obligations and liabilities shall be the responsibility of the party to whom the Lender's interest is assigned or transferred.

      10. In the event of any litigation or other legal proceeding arising between the parties to this Agreement, whether relating to the enforcement of a party's rights under this Agreement or otherwise, the prevailing party shall be entitled to receive its reasonable attorney's fees and costs of suit from the non-prevailing party in such amount as the court shall determine.

NOTICE: THIS AGREEMENT CONTAINS A PROVISION WHICH ALLOWS THE PERSON OBLIGATED ON YOUR LEASE TO OBTAIN A LOAN, A PORTION OF WHICH MAY BE EXPENDED FOR PURPOSES OTHER THAN IMPROVEMENT OF THE PROPERTY.

                                          TENANT:

                                          CALLIDUS SOFTWARE, INC.,
                                          a Delaware corporation


                                          By:
                                                 ------------------------------
                                          Name:
                                                 ------------------------------
                                          Title:
                                                 ------------------------------

                                          By:
                                                 ------------------------------
                                          Name:
                                                 ------------------------------
                                          Title:
                                                 ------------------------------

                                          LENDER:

                                          Wells Fargo Bank Minnesota, N.A., as
                                          Trustee for the registered holders of
                                          Banc of America Large Loan Inc.,
                                          Commercial Mortgage Pass-Through
                                          Certificates, Series 2002-FLT2

                                          By: Bank of America, N.A.,
                                          as Master Servicer


                                          By:
                                                 ------------------------------
                                          Name:
                                                 ------------------------------
                                          Title:
                                                 ------------------------------

                          [California acknowledgments]

                                 ACKNOWLEDGMENT

STATE OF __________________)
COUNTY OF _________________)

      On __________________ before me, _________________________, a Notary
Public in and for the State of __________________, personally appeared __________________________________ [and ____________________________],
personally known to me (or proved to me on the basis of satisfactory evidence) to be the person[s] whose name[s] [is/are] subscribed to the within instrument and acknowledged to me that [he/she/they] executed the same in [his/her/their] authorized [capacity/capacities], and that by [his/her/their] signature[s] on the instrument the person[s], or the entity upon behalf of which the person[s] acted, executed the instrument.

      WITNESS my hand and official seal.

      _____________________________     (Space above for official notarial seal)


ACKNOWLEDGMENT

STATE OF __________________)
COUNTY OF _________________)

      On __________________ before me, _________________________, a Notary
Public in and for the State of __________________, personally appeared __________________________________ [and _____________________________],
personally known to me (or proved to me on the basis of satisfactory evidence) to be the person[s] whose name[s] [is/are] subscribed to the within instrument and acknowledged to me that [he/she/they] executed the same in [his/her/their] authorized [capacity/capacities], and that by [his/her/their] signature[s] on the instrument the person[s], or the entity upon behalf of which the person[s] acted, executed the instrument.

      WITNESS my hand and official seal.

      _____________________________     (Space above for official notarial seal)

                                    EXHIBIT A

                                      LEASE

      That certain Lease Agreement, dated as of August 28, 2003, by and between Callidus Software, Inc., a Delaware corporation, as tenant, and W9/PHC II San Jose, L.L.C., a Delaware limited liability company, as landlord, relating to the Premises generally described as Suites 800, 1300, 1350 and 1500 containing approximately 44,536 rentable square feet in the office building located at 160
W. Santa Clara Street, San Jose, California 95113, as assigned, subleased, renewed, extended, amended, modified or supplemented from time to time.

                                    EXHIBIT I

            SUITE 1400 EXPANSION SPACE AND SUITE 1450 EXPANSION SPACE

                                    EXHIBIT J

                           SUITE 1200 EXPANSION SPACE


                                      J-1